Filed pursuant to Rule 433(d)
Registration Statement No. 333-130961

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Soundview Home Loan Trust 2007-WMC1

$597,216,000 (Approximate)

Financial Asset Securities Corp.
Depositor

Countrywide Home Loans Servicing, LP
Servicer

Greenwich Capital Markets, Inc.
Sole Underwriter

RBS Greenwich Capital Contacts:

Mortgage Finance	Phone	E-mail Address
Ara Balabanian	(203) 618-2435	ara.balabanian@gcm.com
Greg McSweeney	(203) 618-2429	greg.mcsweeney@gcm.com

Trading	Phone	E-mail Address
Ron Weibye	(203) 625-6160	weibyer@gcm.com
Bob Pucel	(203) 625-6160	pucelr@gcm.com
Mark Bower	(203) 625-6160	bowerm@gcm.com

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
Todd Niemy	(212) 438-2429	todd_niemy@sandp.com

Moody’s Investors Service	Phone	E-mail Address
Stephanie Poage	(415) 274-1741	Stephanie.Poage@Moodys.com

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: March [6], 2007

Soundview Home Loan Trust 2007-WMC1
Asset Backed Certificates, Series 2007-WMC1
$597,216,000 (Approximate)

Soundview Home Loan Trust 2007-WMC1

	Principal	WAL (Years)	Principal Window (3)	Expected Rating	Assumed Final	Certificate
Class(1,2,3)	Amount ($)	Call/Mat	(Mths) Call/Mat	S&P/Moody’s	Distribution Date	Type
I-A-1	$255,967,000	Not offered herein		AAA/Aaa	February 2037	Floating Rate Pass Through Senior
II-A-1	$292,776,000			AAA/Aaa	February 2037	Floating Rate Pass Through Senior
III-A-1	$219,490,000	1.00 / 1.00	1-21 / 1-21	AAA/Aaa	February 2037	Floating Rate Sequential Senior
III-A-2	$74,629,000	2.00 / 2.00	21-28 / 21-28	AAA/Aaa	February 2037	Floating Rate Sequential Senior
III-A-3	$78,772,000	3.50 / 3.50	28-71 / 28-71	AAA/Aaa	February 2037	Floating Rate Sequential Senior
III-A-4	$31,752,000	5.93 / 8.44	71-71 / 71-173	AAA/Aaa	February 2037	Floating Rate Sequential Senior
M-1	$40,885,000	4.64 / 5.10	47-71 / 47-140	AA+/Aa1	February 2037	Floating Rate Subordinate
M-2	$36,737,000	4.46 / 4.90	44-71 / 44-131	AA/Aa2	February 2037	Floating Rate Subordinate
M-3	$22,516,000	4.36 / 4.78	42-71 / 42-124	AA-/Aa3	February 2037	Floating Rate Subordinate
M-4	$20,146,000	4.30 / 4.70	41-71 / 41-119	A+/A1	February 2037	Floating Rate Subordinate
M-5	$17,776,000	4.26 / 4.64	40-71 / 40-113	A/A2	February 2037	Floating Rate Subordinate
M-6	$16,591,000	4.23 / 4.58	39-71 / 39-108	A-/A3	February 2037	Floating Rate Subordinate
M-7	$15,999,000	4.20 / 4.50	39-71 / 39-101	BBB+/Baa1	February 2037	Floating Rate Subordinate
M-8	$14,220,000	4.18 / 4.41	38-71 / 38-94	BBB/Baa2	February 2037	Floating Rate Subordinate
M-9	$7,703,000	4.17 / 4.33	38-71 / 38-85	BBB-/Baa3	February 2037	Floating Rate Subordinate
M-10	$11,851,000	Not offered herein		BB+/Ba1	February 2037	Floating Rate Subordinate
Total:	$1,157,810,000

(1)
The Class I-A-1 Certificates are backed by the cash flows from the Group I Mortgage Loans. The Class II-A-1 Certificates are backed by the cash flows from the Group II Mortgage Loans. The Class III- A-1, Class III-A-2, Class III-A-3 and Class III-A-4 Certificates are backed by the cash flow from the Group III Mortgage Loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Mortgage Loans(as described herein). The principal balance of each class of Certificates (as defined herein) is subject to a 10% variance.

(2)
The Offered Certificates are priced to call. The margin on the Class I-A-1, Class II-A-1, Class III-A-1, Class III-A-2, Class III-A-3 and Class III-A-4 Certificates will double and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will increase by 1.5x on the first Distribution Date after the first possible clean-up call date.

(3)	See “Pricing Prepayment Speed” herein.

Depositor:                     Financial Asset Securities Corp.

Originator:	WMC Mortgage

Servicer:	Countrywide Home Loans Servicing, LP

Credit Risk Manager:                Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Trustee:                                         Deutsche Bank National Trust Company.

Custodian:	Deutsche Bank National Trust Company

Interest Rate Swap
Provider:	[TBD]

Interest Rate Cap
Provider:	[TBD]

Basis Risk Cap
Provider:	[TBD]

Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”), the Class II-A-1 Certificates (the “Group II Certificates”), the Class III-A-1, Class III-A-2, Class III-A-3 and Class III-A-4 Certificates (together, the “Group III Certificates”, together with the Group I Certificates and the Group II Certificates, the “Senior Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (together, the “Class M Certificates” or the “Subordinate Certificates”). The Subordinate Certificates together with the Senior Certificates are referred to herein as the “Certificates”. The Senior Certificates, together with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are referred to herein as the “Offered Certificates”. The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to “Qualified Institutional Buyers”.

The Trust will also issue the Class C, Class P, Class R, Class R-X and Class X Certificates, none of which will be publicly offered.

Federal Tax Status:	The Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC, and only upon request, through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan, the close of business on March 1, 2007.

Expected Pricing Date:              On or about March [9], 2007.

Expected Closing Date:             On or about March 21, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in April 2007.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:           The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:
Prior to the termination of the Interest Rate Swap Agreement, the Class A Certificates may be purchased by ERISA plans which meet the requirements of an investor-based class exemption: The Class A Certificates are expected to be ERISA eligible subsequent to termination of the Interest Rate Swap Agreement, provided that certain conditions are satisfied (as described in the prospectus supplement). The Subordinate Certificates may be purchased by certain insurance company general accounts.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for a clean-up call (the “Clean-up Call”) of the Mortgage Loans and the retirement of the Certificates which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Denomination:	$25,000 minimum and multiples of $1 in excess thereafter provided that the Certificates must be purchased in minimum total investments of $100,000.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumption:

   ARM Loans:  100% PPC  (100% PPC: 2.0% - 30.0% over 12 months, 30.0 % until month 23, 60.0% for 4 months then 35% thereafter)
FRM Loans: 100% PPC (100% PPC: 4.6% - 23.0% over 12 months then 23.0% thereafter)

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the mortgage loans described herein was approximately $1,185,066,568 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming mortgage loans (the “Mortgage Loans”). See attached collateral descriptions for more information.

The Mortgage Loans will be divided into the Group I Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans.

As of the Cut-off Date, the “Group I Mortgage Loans” consisted of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming mortgage loans with an aggregate principal balance of approximately $318,169,490.

As of the Cut-off Date, the “Group II Mortgage Loans” consisted of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming mortgage loans with an aggregate principal balance of approximately $363,922,464.

As of the Cut-off Date, the “Group III Mortgage Loans”, together with the Group I Initial Mortgage Loans the “Initial Mortgage Loans”, consisted primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming mortgage loans with an aggregate principal balance of approximately $502,974,614.

On or prior to the Closing Date, certain Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

It is expected that no more than [ ]% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date may be 30-89 days delinquent using the OTS Method.

Adjusted Net Mortgage
Rate:                                             The “Adjusted Net Mortgage Rate” for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the master servicing fee rate, (ii) the servicing fee rate and (iii) the credit risk management fee rate.

Adjusted Net Maximum
Mortgage Rate:                         The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of (i) the master servicing fee rate, (ii) the servicing fee rate and (iii) the credit risk management fee rate.

Pass-Through Rate:                   The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:                             The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the Maximum Cap.

Maximum Cap:                           The “Maximum Cap” for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Adjusted Net Maximum Mortgage Rates for the Mortgage Loans minus the Swap Expense Fee Rate, plus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the related Mortgage Loans and (y) 12.

Net WAC Rate:                            The “Net WAC Rate” is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rate for the Mortgage Loans minus the Swap Expense Fee Rate.

Swap Expense Fee
Rate:                                              The "Swap Expense Fee Rate" for any Distribution Date is an amount, expressed as a per annum rate, equal to the sum of (a) the product of (i) the Net Swap Payment made to the Swap Provider divided by the aggregate Principal Balance of the Mortgage Loans and (ii) 12 and (b) the product of (i) any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) made to the Swap Provider divided by (x) for purposes of calculating the Net WAC Rate for any Distribution Date and the Offered Certificates, the aggregate Certificate Principal Balance of the Offered Certificates immediately prior to such Distribution Date and (y) for purposes of calculating the Maximum Cap Rate for any Distribution Date, the aggregate outstanding Principal Balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs.

Net WAC Rate
Carryover Amount:                    If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Charge-off Policy:                      Any second lien Mortgage Loan delinquent more than 180 days will be generally charged off. Any recoveries of principal and interest on any of the second lien Mortgage Loans will be distributed solely to the holders of the Class X Certificates.

Interest Rate Swap
Agreement:                                   On the Closing Date, the Trustee (as supplemental interest trust trustee) will enter into the “Interest Rate Swap Agreement” with notional amounts as shown in the Swap Schedule herein, Under the Interest Rate Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in January 2008 and ending with the Distribution Date in March 2012 the Trust, shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to 5.250% per annum, (y) the notional amount as set forth in the Interest Swap Agreement Schedule attached herein for that Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the notional amount as set forth in the Interest Swap Agreement Schedule attached herein for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Interest Rate Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor swap provider, the net swap payment that would normally be paid to the trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor swap provider is assigned. In the event that the Trust is required to make a Swap Termination Payment, only if such Swap Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider, payments generally will be paid prior to distributions to Certificateholders. The Interest Rate Swap Agreement will terminate following the Distribution Date in March 2012.

Interest Rate Cap
Agreement:                                   On the Closing Date, the Trustee (as cap trustee) will enter into the “Interest Rate Cap Agreement” to make payments based upon the priority of cashflows described within the Interest Rate Cap Account herein. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 9.00% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Interest Rate Cap Agreement will terminate following the Distribution Date in March 2012.

Basis Risk Cap Agreement:      On the Closing Date, the Trustee on behalf of the trust will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.500% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the lesser of (x) the notional balance for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein and (y) the aggregate balance of the Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in December 2007.

Credit Enhancement:                 Consists of the following:
1) Excess Cashflow (includes payments owed by the trust from the Interest Rate Swap Agreement and Interest Rate Cap Agreements, if any);
2) Overcollateralization Amount; and
3) Subordination.

Credit Support:

Class	Rating (S/M)	Initial Credit Enhancement	Target Credit Enhancement On or After Stepdown Date
Senior	AAA/Aaa	19.55%	39.10%
M-1	AA+/Aa1	16.10%	32.20%
M-2	AA/Aa2	13.00%	26.00%
M-3	AA-/Aa3	11.10%	22.20%
M-4	A+/A1	9.40%	18.80%
M-5	A/A2	7.90%	15.80%
M-6	A-/A3	6.50%	13.00%
M-7	BBB+/Baa1	5.15%	10.30%
M-8	BBB/Baa2	3.95%	7.90%
M-9	BBB-/Baa3	3.30%	6.60%
M-10	BB+/Ba1	2.30%	4.60%

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Subordination:                            If the Excess Cashflow and overcollateralization, any amounts paid under the Interest Rate Swap Agreement and any amounts paid under the Interest Rate Cap Agreement are insufficient to cover Realized Losses, the certificate principal balances of the Subordinate Certificates will be reduced by such Realized Losses in reverse order of seniority.

Overcollateralization
Amount:                                       The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Certificates and Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately [2.30]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Excess Cashflow, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Target is reached.

Required
Overcollateralization
Target:                                          On any Distribution Date, the “Required Overcollateralization Target” is equal to:
(i)	prior to the Stepdown Date, [2.30]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and
(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
(a)	[4.60]% of the current principal balance of the Mortgage Loans;
(b)	0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”), and
(iii)	during the occurrence and continuation of a Trigger Event, the Required Overcollateralization Target as of the previous Distribution Date.

Stepdown Date:                          The earlier to occur of
(i) the Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero and
(ii) the later to occur of
(x) the Distribution Date occurring in April 2010 and
(y) the first Distribution Date on which the Credit Enhancement Percentage with respect to the Senior Certificates is greater than or equal to approximately [39.10]%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date and any Certificate is equal to (i) the sum of (a) the aggregate principal balance of the Certificates subordinate to such Certificate and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Delinquency Trigger Event:
A “Delinquency Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date if the 60+ delinquency percentage exceeds [40.90]% of the current Credit Enhancement Percentage of the Senior Certificates.

Loss Trigger Event:
A “Loss Trigger Event” is in effect any Distribution Date, if the cumulative realized losses for the related Distribution Date as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
April 2009 - March 2010	[1.40]% for the first month plus an additional 1/12th of [1.75]% for each month thereafter
April 2010 - March 2011	[3.15]% for the first month plus an additional 1/12th of [1.75]% for each month thereafter
April 2011 - March 2012	[4.90]% for the first month plus an additional 1/12th of [1.40]% for each month thereafter
April 2012 - March 2013	[6.30]% for the first month plus an additional 1/12th of [0.75]% for each month thereafter
April 2013 and thereafter	[7.05]%

Trigger Event:                             A “Trigger Event” is in effect with respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by Excess Cashflow, second, by Net Swap Payments received under the Interest Rate Swap Agreement, third to amounts received pursuant to the Interest Rate Cap Agreement and the cap allocation agreement and fourth, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, second to the Class M-9 Certificates, third to the M-8 Certificates, fourth to the Class M-7 Certificates, fifth to the Class M-6 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-4 Certificates, eighth to the Class M-3 Certificates, ninth to the Class M-2 Certificates and tenth to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Senior Certificates.

Priority of
Distributions:                              Available funds from the Mortgage Loans will be distributed as follows:

1)    Interest funds, net of master servicing, servicing fees and credit risk manager fees, Net Swap Payments owed to the Swap Provider, if any, as follows: first, to pay monthly interest plus any previously unpaid interest pro-rata to the Senior Certificates, generally from interest collected in the related loan group, second, to pay monthly interest to the Class M-1 Certificates, third, monthly interest to the Class M-2 Certificates, fourth, monthly interest to the Class M-3 Certificates, fifth, monthly interest to the Class M-4 Certificates, sixth, monthly interest to the Class M-5 Certificates, seventh, monthly interest to the Class M-6 certificates, eighth, monthly interest to the Class M-7 Certificates, ninth, monthly interest to the Class M-8 Certificates, tenth, monthly interest to the Class M-9 Certificates and eleventh, monthly interest to the Class M-10 Certificates.

2)    Principal funds, as follows: monthly principal to the Senior Certificates, generally based on principal collected from the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown,” then monthly principal to the Class M-2 Certificates as described under "Principal Paydown,” then monthly principal to the Class M-3 Certificates as described under "Principal Paydown,” then monthly principal to the Class M-4 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-5 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-6 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-7 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-8 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-9 Certificates as described under “Principal Paydown” and then monthly principal to the Class M-10 Certificates as described under “Principal Paydown.”

3)     Excess Cashflow as follows: as principal to the Certificates to build the Overcollateralization Amount as described under "Principal Paydown" in the order of priority described below, then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates and then any unpaid applied Realized Loss amount to the Class M-10 Certificates.

4)    From the proceeds of the Basis Risk Cap Agreement, to pay any Net WAC Rate Carryover Amount pro rata based on the aggregate principal balance of the Certificates.

5)    To the extent available, any remaining Excess Cashflow to pay any remaining Net WAC Rate Carryover Amount, first pro rata to the Senior Certificates, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates and then to the Class M-10 Certificates.

6)    Any remaining Excess Cashflow to the holders of certain non-offered classes of certificates as described in the pooling agreement (including any Swap Termination payment owed to the Swap Provider due to a Swap trigger event pursuant to the Interest Rate Swap Agreement.)

Principal Paydown:
Principal allocated to the Group I Certificates will be distributed to the Class I-A-1 Certificates until the aggregate principal balance thereof has been reduced to zero. Principal allocated to the Group II Certificates will be distributed to the Class II-A-1 Certificates until the aggregate principal balance thereof has been reduced to zero. Principal allocated to the Group III Certificates will be distributed sequentially to the Class III-A-1, Class III-A-2, Class III-A-3 and Class III-A-4 Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, if all the Subordinate Certificates are written down to zero, the related share of the principal allocable to the Group III Certificates will be distributed pro-rata, based on the current certificate principal balance until their certificate principal balances are paid to zero. In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from an unrelated loan group, to the extent not received from the related loan group.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority, in each case until the respective certificates have been retired: 1) Class M-1 Certificates, 2) Class M-2 Certificates, 3) Class M-3 Certificates, 4) Class M-4 Certificates, 5) Class M-5 Certificates, 6) Class M-6 Certificates, 7) Class M-7 Certificates, 8) Class M-8 Certificates, 9) Class M-9 Certificates and 10) Class M-10 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates such that the Senior Certificates will have at least [39.10]% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least [32.20]% credit enhancement, third to the Class M-2 Certificates such that the Clas M-2 Certificates will have [26.00]% credit enhancement, fourth to the Class M-3 Certificates, such that the M-3 Certificates will have at least [22.20]% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least [18.80]% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least [15.80]% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least [13.00]% credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least [10.30]% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least [7.90]% credit enhancement, tenth, to the Class M-9 Certificates such that the Class M-9 Certificates will have at least [6.60]% credit enhancement and eleventh, to the Class M-10 Certificates such that the Class M-10 Certificates will have at least [4.60]% credit enhancement (subject, in each case, to any overcollateralization floors).

Swap Account:	Funds deposited into the Swap Account on a Distribution Date will include:
(i)	the net swap payments owed to the Swap Provider for such Distribution Date,
(ii)	any net swap payments received from the Swap Provider for such Distribution Date,
(iii)	any termination payment not due to a Swap Provider trigger event.

On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Interest Rate Swap Agreement ;

On each Distribution Date, following the distribution of Excess Cashflow payments and any net swap payments received from the Swap Provider shall be distributed from the Swap Account as follows:

(i)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Cap
Account:	Funds deposited into Cap Account on a Distribution Date will include:
(i)	the payments received by the Cap Provider for such Distribution Date pursuant to a cap allocation agreement.

On each Distribution Date, following the distribution of Excess Cashflow funds will be deposited into the Swap Account, and payments made pursuant to the Interest Rate Cap Agreement shall be distributed from the Cap Account as follows:

(i)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest including any accrued unpaid interest from prior Distribution Dates,

(iii)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Interest Rate Cap Agreement Schedule
Period	Effective Notional Schedule ($)	Cap Strike (%)	Cap Ceiling (%)
1	0.00	N/A	N/A
2	0.00	0.000	0.000
3	0.00	0.000	0.000
4	0.00	0.000	0.000
5	0.00	0.000	0.000
6	0.00	0.000	0.000
7	0.00	0.000	0.000
8	0.00	0.000	0.000
9	0.00	0.000	0.000
10	190,375.37	5.250	9.000
11	182,642.52	5.250	9.000
12	175,225.47	5.250	9.000
13	257,993.91	5.250	9.000
14	241,337.03	5.250	9.000
15	521,076.00	5.250	9.000
16	1,088,996.78	5.250	9.000
17	1,153,070.50	5.250	9.000
18	2,826,892.43	5.250	9.000
19	9,641,567.67	5.250	9.000
20	60,794,186.85	5.250	9.000
21	241,463,923.73	5.250	9.000
22	326,663,342.89	5.250	9.000
23	291,953,772.24	5.250	9.000
24	262,768,787.94	5.250	9.000
25	244,888,365.90	5.250	9.000
26	233,360,156.88	5.250	9.000
27	222,400,174.71	5.250	9.000
28	211,956,468.61	5.250	9.000
29	202,004,100.43	5.250	9.000
30	192,680,872.31	5.250	9.000
31	184,023,677.51	5.250	9.000
32	176,227,761.62	5.250	9.000
33	170,253,518.04	5.250	9.000
34	164,178,182.40	5.250	9.000
35	156,468,066.17	5.250	9.000
36	149,119,807.29	5.250	9.000
37	142,116,437.02	5.250	9.000
38	135,441,770.07	5.250	9.000
39	129,080,398.90	5.250	9.000
40	123,017,640.95	5.250	9.000
41	117,239,478.62	5.250	9.000
42	111,732,538.73	5.250	9.000
43	106,484,098.00	5.250	9.000
44	101,482,027.78	5.250	9.000
45	96,714,769.40	5.250	9.000
46	92,171,306.70	5.250	9.000
47	87,841,140.37	5.250	9.000
48	83,714,260.94	5.250	9.000
49	79,781,130.11	5.250	9.000
50	76,032,656.87	5.250	9.000
51	72,460,176.64	5.250	9.000
52	69,055,423.17	5.250	9.000
53	65,810,501.56	5.250	9.000
54	62,717,945.50	5.250	9.000
55	59,810,936.22	5.250	9.000
56	57,593,728.69	5.250	9.000
57	60,075,642.75	5.250	9.000
58	61,852,599.91	5.250	9.000
59	58,941,486.46	5.250	9.000
60	56,167,242.75	5.250	9.000
61	0.00	N/A	N/A

Interest Rate Swap Agreement Schedule
Period	Effective Notional Schedule ($)	Swap Strike (%)
1	N/A	N/A
2	0.00	0.000
3	0.00	0.000
4	0.00	0.000
5	0.00	0.000
6	0.00	0.000
7	0.00	0.000
8	0.00	0.000
9	0.00	0.000
10	935,441,315.15	5.250
11	900,668,642.70	5.250
12	867,199,031.61	5.250
13	834,886,319.75	5.250
14	803,881,035.13	5.250
15	773,718,287.60	5.250
16	744,340,571.69	5.250
17	716,543,798.84	5.250
18	688,013,360.26	5.250
19	654,721,090.93	5.250
20	573,472,596.51	5.250
21	345,220,514.30	5.250
22	204,131,352.48	5.250
23	189,163,808.30	5.250
24	176,477,469.07	5.250
25	167,366,171.11	5.250
26	161,142,102.98	5.250
27	155,163,504.38	5.250
28	149,420,178.38	5.250
29	143,902,369.23	5.250
30	138,438,650.17	5.250
31	132,961,323.76	5.250
32	127,245,713.96	5.250
33	120,303,443.18	5.250
34	114,030,795.71	5.250
35	109,935,690.87	5.250
36	105,996,755.88	5.250
37	102,207,685.18	5.250
38	98,562,440.23	5.250
39	95,055,237.77	5.250
40	91,680,538.64	5.250
41	88,433,037.07	5.250
42	85,307,650.52	5.250
43	82,299,509.86	5.250
44	79,403,950.15	5.250
45	76,616,501.67	5.250
46	73,932,881.46	5.250
47	71,348,985.19	5.250
48	68,860,879.42	5.250
49	66,464,794.17	5.250
50	64,157,115.89	5.250
51	61,934,380.64	5.250
52	59,793,267.65	5.250
53	57,730,593.17	5.250
54	55,743,304.56	5.250
55	53,788,132.06	5.250
56	51,351,151.67	5.250
57	44,413,670.12	5.250
58	38,369,868.77	5.250
59	37,194,784.32	5.250
60	36,056,775.93	5.250
61	N/A	N/A

Basis Risk Cap Agreement Schedule
Period	Effective Notional Schedule ($)	Cap Strike (%)	Cap Ceiling (%)
1	0.00	N/A	N/A
2	1,145,224,611.00	7.43752	10.500
3	1,130,085,715.00	7.19742	10.500
4	1,112,421,151.00	7.43727	10.500
5	1,092,276,961.00	7.19733	10.500
6	1,069,713,540.00	7.19743	10.500
7	1,044,816,532.00	7.43776	10.500
8	1,017,727,734.00	7.19824	10.500
9	988,889,600.00	7.43896	10.500
10	N/A	N/A	N/A

Mortgage Loan Statistics
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,185,066,568	$14,882	$1,296,223
Average Scheduled Principal Balance	$239,892
Number of Mortgage Loans	4,940

Weighted Average Gross Coupon	7.948%	4.490%	14.625%
Weighted Average FICO Score	646	500	817
Weighted Average Combined Original LTV	81.62%	12.30%	100.00%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	355 months	170 months	358 months
Weighted Average Seasoning	4 months	2 months	18 months

Weighted Average Gross Margin	6.323%	2.500%	8.000%
Weighted Average Minimum Interest Rate	7.784%	2.750%	11.470%
Weighted Average Maximum Interest Rate	14.283%	10.990%	17.970%
Weighted Average Initial Rate Cap	3.241%	1.000%	5.010%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	3.000%
Weighted Average Months to Roll	32 months	2 months	117 months

Maturity Date		May 1, 2021	January 1, 2037
Maximum Zip Code Concentration	0.44%	92335

ARM	86.01%
Fixed Rate	13.99%

10/1 LIBOR ARM IO	0.03%
10/6 MO LIBOR	0.80%
10/6 MO LIBOR 40/30 Balloon	0.61%
10/6 MO LIBOR 50/30 Balloon	0.68%
10/6 MO LIBOR IO	3.28%
2/28 6 MO LIBOR	13.74%
2/28 6 MO LIBOR 40/30 Balloon	21.44%
2/28 6 MO LIBOR 50/30 Balloon	24.91%
2/28 6 MO LIBOR IO	5.12%
3/27 6 MO LIBOR	0.33%
3/27 6 MO LIBOR 40/30 Balloon	0.83%
3/27 6 MO LIBOR 50/30 Balloon	0.68%
3/27 6 MO LIBOR IO	0.37%
5/25 6 MO LIBOR	1.88%
5/25 6 MO LIBOR 40/30 Balloon	2.67%
5/25 6 MO LIBOR 50/30 Balloon	3.31%
5/25 6 MO LIBOR IO	5.26%
6 MO LIBOR	0.02%
7/23 6 MO LIBOR 40/30 Balloon	0.01%
7/23 6 MO LIBOR 50/30 Balloon	0.04%
Balloon 15/30	0.09%
Fixed Rate	9.44%
Fixed Rate 40/30 Balloon	2.37%
Fixed Rate 50/30 Balloon	1.62%
Fixed Rate IO	0.48%

Interest Only	14.54%
Not Interest Only	85.46%

Prepay Penalty: 0 months	32.62%
Prepay Penalty: 12 months	3.52%
Prepay Penalty: 24 months	45.85%
Prepay Penalty: 36 months	18.01%

First Lien	95.36%
Second Lien	4.64%

Full Documentation	26.29%
Limited Documentation	22.90%
NIVA	0.46%
No Documentation	1.28%
Stated Documentation	11.10%
Streamline Documentation	37.98%

Cash Out Refinance	40.48%
Purchase	56.72%
Rate/Term Refinance	2.80%

4 Units	0.32%
Condominium	7.64%
Duplex	8.36%
PUD	12.89%
Single Family	69.91%
Triplex	0.88%

Investor	1.58%
Primary	96.06%
Second Home	2.37%

Top 5 States:
California	41.86%
Florida	9.97%
New York	9.52%
Maryland	4.72%
New Jersey	4.05%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	243	8,971,062.69	0.76%	10.852	347	93.09	609
50,000.01 - 100,000.00	737	57,579,043.39	4.86%	9.741	352	87.88	625
100,000.01 - 150,000.00	758	94,227,855.11	7.95%	8.914	353	83.96	624
150,000.01 - 200,000.00	671	117,243,873.16	9.89%	8.291	356	80.99	627
200,000.01 - 250,000.00	516	115,938,993.44	9.78%	7.950	356	80.76	641
250,000.01 - 300,000.00	490	135,366,214.40	11.42%	7.848	356	79.90	636
300,000.01 - 350,000.00	418	136,004,605.53	11.48%	7.688	355	81.16	649
350,000.01 - 400,000.00	379	141,893,867.79	11.97%	7.648	356	81.01	650
400,000.01 - 450,000.00	223	95,031,751.87	8.02%	7.417	355	80.11	659
450,000.01 - 500,000.00	193	91,645,526.68	7.73%	7.452	356	81.41	662
500,000.01 - 550,000.00	108	56,729,385.61	4.79%	7.487	356	81.70	666
550,000.01 - 600,000.00	77	44,391,727.83	3.75%	7.787	356	82.08	658
600,000.01 - 650,000.00	54	33,693,840.09	2.84%	7.563	356	84.13	673
650,000.01 - 700,000.00	31	20,956,080.17	1.77%	7.267	356	81.89	671
700,000.01 - 750,000.00	17	12,338,595.56	1.04%	8.274	356	83.79	653
750,000.01 - 800,000.00	6	4,659,578.51	0.39%	7.522	355	78.64	662
800,000.01 - 850,000.00	8	6,636,115.85	0.56%	7.159	356	75.13	652
850,000.01 - 900,000.00	1	880,000.01	0.07%	5.675	356	80.00	701
900,000.01 - 950,000.00	2	1,880,987.94	0.16%	8.126	356	80.00	659
950,000.01 - 1,000,000.00	2	1,945,542.85	0.16%	6.764	355	74.66	658
1,000,000.01 - 1,250,000.00	4	4,496,555.33	0.38%	6.912	356	79.63	699
1,250,000.01 - 1,500,000.00	2	2,555,363.88	0.22%	7.552	356	70.72	668
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	1	450,000.00	0.04%	4.490	356	49.18	790
4.500 - 4.999	7	2,724,479.56	0.23%	4.791	357	64.64	749
5.000 - 5.499	11	4,415,660.36	0.37%	5.314	357	73.10	734
5.500 - 5.999	133	53,375,602.64	4.50%	5.778	356	78.49	724
6.000 - 6.499	194	70,977,884.26	5.99%	6.271	356	79.79	704
6.500 - 6.999	477	149,934,378.46	12.65%	6.784	356	79.85	676
7.000 - 7.499	513	151,480,509.34	12.78%	7.277	355	80.70	659
7.500 - 7.999	895	251,465,707.94	21.22%	7.763	356	80.74	641
8.000 - 8.499	614	150,087,051.35	12.66%	8.265	356	80.62	628
8.500 - 8.999	635	148,180,283.98	12.50%	8.741	356	81.24	619
9.000 - 9.499	346	68,284,621.36	5.76%	9.245	356	82.56	607
9.500 - 9.999	338	59,262,082.83	5.00%	9.744	355	84.73	594
10.000 -10.499	112	15,421,238.56	1.30%	10.190	355	86.05	590
10.500 -10.999	303	31,010,810.67	2.62%	10.767	353	95.17	623
11.000 -11.499	246	23,208,389.73	1.96%	11.231	351	98.72	633
11.500 -11.999	20	952,960.21	0.08%	11.783	299	100.00	596
12.000 -12.499	75	3,002,912.18	0.25%	12.315	347	99.93	589
12.500 -12.999	18	759,077.74	0.06%	12.763	356	100.00	595
13.000 -13.499	1	42,940.73	0.00%	13.100	174	100.00	585
14.500 -14.999	1	29,975.79	0.00%	14.625	355	100.00	589
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	117	22,637,705.08	1.91%	9.318	356	76.16	513
525-549	129	26,829,603.53	2.26%	9.198	354	79.59	537
550-574	306	64,330,452.20	5.43%	8.909	354	82.80	562
575-599	729	119,462,534.80	10.08%	8.487	355	81.61	589
600-624	977	221,473,390.97	18.69%	8.307	355	81.75	613
625-649	905	224,222,961.39	18.92%	8.120	356	81.79	637
650-674	627	163,053,494.94	13.76%	7.807	356	81.67	662
675-699	447	126,689,417.60	10.69%	7.455	355	82.38	687
700+	703	216,367,007.18	18.26%	6.914	356	81.27	736
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	61	9,871,502.85	0.83%	7.587	343	41.32	634
50.00- 54.99	36	9,041,461.63	0.76%	7.453	356	52.46	635
55.00- 59.99	49	11,194,969.96	0.94%	7.067	355	57.78	643
60.00- 64.99	57	15,112,332.61	1.28%	7.468	355	62.51	630
65.00- 69.99	95	24,769,548.55	2.09%	7.434	355	67.46	636
70.00- 74.99	126	32,958,247.55	2.78%	7.539	356	72.09	624
75.00- 79.99	228	62,785,883.60	5.30%	7.525	356	77.33	641
80.00	2,616	703,064,460.44	59.33%	7.780	356	80.00	651
80.01- 84.99	92	27,128,339.02	2.29%	7.655	354	83.22	641
85.00- 89.99	248	66,217,183.95	5.59%	7.786	355	86.36	631
90.00- 94.99	302	82,516,397.54	6.96%	8.002	356	90.78	646
95.00- 99.99	357	83,484,871.22	7.04%	8.619	355	95.10	625
100.00	673	56,921,368.77	4.80%	10.656	351	100.00	653
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

CLTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	61	9,871,502.85	0.83%	7.587	343	41.32	634
50.00- 54.99	36	9,041,461.63	0.76%	7.453	356	52.46	635
55.00- 59.99	48	10,387,751.73	0.88%	6.998	355	57.66	643
60.00- 64.99	57	15,112,332.61	1.28%	7.468	355	62.51	630
65.00- 69.99	94	24,329,548.55	2.05%	7.434	355	67.43	635
70.00- 74.99	115	31,389,158.51	2.65%	7.542	356	72.05	620
75.00- 79.99	168	47,956,710.35	4.05%	7.463	356	77.16	637
80.00	183	49,673,810.39	4.19%	7.890	355	80.00	622
80.01- 84.99	92	27,216,417.93	2.30%	7.630	354	83.01	643
85.00- 89.99	247	67,562,090.36	5.70%	7.768	355	85.93	633
90.00- 94.99	340	96,193,418.46	8.12%	7.977	356	88.98	649
95.00- 99.99	498	125,532,775.78	10.59%	8.403	355	89.87	631
100.00	3,001	670,799,588.54	56.60%	8.004	356	81.71	654
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	46	4,414,742.40	0.37%	9.184	176	82.62	631
300	1	405,691.65	0.03%	7.625	295	80.00	649
359	1	544,044.69	0.05%	10.145	355	94.78	564
360	4,892	1,179,702,088.95	99.55%	7.942	356	81.61	646
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	46	4,414,742.40	0.37%	9.184	176	82.62	631
241-300	1	405,691.65	0.03%	7.625	295	80.00	649
301-360	4,893	1,180,246,133.64	99.59%	7.943	356	81.61	646
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	117	27,257,881.01	2.30%	7.494	354	78.67	662
20.01 -25.00	138	24,167,729.80	2.04%	7.971	355	80.97	640
25.01 -30.00	217	41,393,456.30	3.49%	7.954	352	80.48	639
30.01 -35.00	436	93,353,607.09	7.88%	7.835	356	81.34	648
35.01 -40.00	711	163,455,594.48	13.79%	7.934	356	81.18	647
40.01 -45.00	1,230	302,815,058.78	25.55%	7.950	356	81.74	650
45.01 -50.00	1,597	408,672,856.00	34.49%	8.116	356	82.01	643
50.01 -55.00	382	89,545,772.21	7.56%	7.860	355	83.02	629
55.01 -60.00	71	18,578,071.78	1.57%	7.782	352	82.33	625
60.01+	21	8,953,415.13	0.76%	5.673	356	76.32	730
None	20	6,873,125.11	0.58%	5.940	354	74.44	724
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	3,696	1,019,274,629.60	86.01%	7.787	356	81.01	647
Fixed Rate	1,244	165,791,938.09	13.99%	8.937	351	85.34	636
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/1 LIBOR ARM IO	1	318,400.00	0.03%	7.125	356	80.00	743
10/6 MO LIBOR	35	9,432,225.92	0.80%	7.060	356	80.85	704
10/6 MO LIBOR 40/30 Balloon	22	7,256,982.56	0.61%	6.713	356	78.20	699
10/6 MO LIBOR 50/30 Balloon	23	8,064,548.42	0.68%	7.007	356	82.10	676
10/6 MO LIBOR IO	98	38,882,697.44	3.28%	6.075	356	77.70	715
2/28 6 MO LIBOR	841	162,813,532.00	13.74%	8.546	356	82.16	627
2/28 6 MO LIBOR 40/30 Balloon	955	254,110,247.89	21.44%	8.162	356	80.60	624
2/28 6 MO LIBOR 50/30 Balloon	951	295,216,796.58	24.91%	7.929	356	80.98	633
2/28 6 MO LIBOR IO	205	60,676,216.85	5.12%	7.171	356	80.91	660
3/27 6 MO LIBOR	25	3,857,868.11	0.33%	8.413	356	80.93	615
3/27 6 MO LIBOR 40/30 Balloon	37	9,793,187.42	0.83%	8.208	356	79.71	617
3/27 6 MO LIBOR 50/30 Balloon	26	8,091,756.30	0.68%	7.876	356	81.63	622
3/27 6 MO LIBOR IO	13	4,433,237.28	0.37%	7.163	356	78.88	674
5/25 6 MO LIBOR	81	22,304,692.00	1.88%	7.283	356	81.47	707
5/25 6 MO LIBOR 40/30 Balloon	102	31,615,784.87	2.67%	7.281	356	82.63	695
5/25 6 MO LIBOR 50/30 Balloon	107	39,246,351.80	3.31%	7.088	356	81.39	700
5/25 6 MO LIBOR IO	170	62,304,201.21	5.26%	6.421	356	81.23	715
6 MO LIBOR	2	187,795.33	0.02%	9.765	357	95.00	560
7/23 6 MO LIBOR 40/30 Balloon	1	141,004.27	0.01%	8.185	357	80.00	659
7/23 6 MO LIBOR 50/30 Balloon	1	527,103.35	0.04%	5.750	357	80.00	771
Balloon 15/30	16	1,055,512.35	0.09%	11.247	175	98.60	620
Fixed Rate	1,018	111,814,280.62	9.44%	9.445	351	87.95	639
Fixed Rate 40/30 Balloon	120	28,067,047.18	2.37%	7.873	356	80.23	629
Fixed Rate 50/30 Balloon	71	19,203,080.26	1.62%	7.896	356	77.70	628
Fixed Rate IO	19	5,652,017.68	0.48%	7.276	356	82.78	650
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	506	172,266,770.46	14.54%	6.656	356	80.31	693
Not Interest Only	4,434	1,012,799,797.23	85.46%	8.168	355	81.84	638
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,534	386,510,508.89	32.62%	8.192	356	81.68	642
Prepay Penalty: 12 months	153	41,707,209.03	3.52%	8.198	355	80.12	647
Prepay Penalty: 24 months	2,446	543,402,959.55	45.85%	8.103	356	82.29	634
Prepay Penalty: 36 months	807	213,445,890.22	18.01%	7.062	355	80.06	681
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,245	1,130,079,070.82	95.36%	7.803	356	80.74	645
Second Lien	695	54,987,496.87	4.64%	10.931	350	99.69	649
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	1,644	311,527,775.95	26.29%	7.902	355	82.73	625
Limited Documentation	1,047	271,323,455.79	22.90%	7.623	355	82.45	640
NIVA	14	5,439,170.42	0.46%	6.105	357	88.20	716
No Documentation	38	15,141,590.61	1.28%	5.669	355	71.11	735
Stated Documentation	450	131,499,161.78	11.10%	8.151	355	77.55	630
Streamline Documentation	1,747	450,135,413.14	37.98%	8.216	356	81.80	664
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,768	479,682,419.10	40.48%	7.751	355	80.46	637
Purchase	3,047	672,228,360.48	56.72%	8.105	356	82.51	652
Rate/Term Refinance	125	33,155,788.11	2.80%	7.608	355	80.17	646
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4 Units	13	3,814,188.36	0.32%	8.345	356	87.02	701
Condominium	431	90,542,816.68	7.64%	7.835	356	81.52	657
Duplex	281	99,059,920.35	8.36%	7.834	356	80.65	659
PUD	641	152,700,455.85	12.89%	8.045	356	82.18	640
Single Family	3,543	828,516,874.79	69.91%	7.952	355	81.61	643
Triplex	31	10,432,311.66	0.88%	8.139	356	81.37	659
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	86	18,672,053.69	1.58%	8.235	356	85.58	678
Primary	4,737	1,138,338,170.78	96.06%	7.949	355	81.54	644
Second Home	117	28,056,343.22	2.37%	7.718	356	82.04	695
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	121	24,074,130.61	2.03%	8.182	355	79.83	625
Arkansas	11	1,277,703.72	0.11%	8.969	344	85.68	616
California	1,749	496,042,268.73	41.86%	7.720	355	81.67	658
Colorado	25	4,257,493.28	0.36%	8.060	356	78.95	606
Connecticut	58	12,868,981.09	1.09%	8.194	356	82.97	633
Delaware	14	2,322,190.03	0.20%	8.279	356	80.83	616
District of Columbia	17	5,277,581.39	0.45%	8.161	356	79.52	620
Florida	555	118,110,472.86	9.97%	8.118	356	81.89	637
Georgia	94	13,182,944.49	1.11%	8.562	356	84.10	617
Hawaii	16	6,311,347.56	0.53%	7.716	356	82.99	647
Idaho	18	3,277,720.07	0.28%	8.329	356	81.05	615
Illinois	202	42,385,773.31	3.58%	8.169	354	82.16	640
Indiana	23	2,232,833.91	0.19%	9.317	354	87.31	617
Iowa	1	81,707.27	0.01%	9.060	357	76.52	620
Kansas	3	294,477.46	0.02%	9.457	356	79.41	619
Kentucky	5	453,448.48	0.04%	9.995	348	86.13	568
Louisiana	65	7,632,314.84	0.64%	8.861	356	84.07	608
Maine	28	5,398,704.13	0.46%	7.755	350	76.36	623
Maryland	213	55,976,240.10	4.72%	8.160	356	81.49	631
Massachusetts	151	40,241,560.39	3.40%	7.630	355	80.68	646
Michigan	40	5,297,400.10	0.45%	9.078	355	84.55	608
Minnesota	18	3,430,846.72	0.29%	8.004	356	83.61	642
Mississippi	34	3,607,871.66	0.30%	9.196	353	83.70	587
Missouri	14	1,425,648.56	0.12%	9.401	356	87.75	606
Montana	2	224,660.77	0.02%	9.106	356	84.00	599
Nebraska	4	551,339.48	0.05%	8.584	355	89.71	652
Nevada	61	16,191,288.01	1.37%	7.947	356	81.35	661
New Hampshire	11	2,015,530.95	0.17%	8.712	356	80.32	606
New Jersey	162	47,995,685.52	4.05%	8.156	356	81.75	637
New Mexico	4	558,616.23	0.05%	8.361	356	73.54	623
New York	308	112,760,223.34	9.52%	7.712	356	79.80	655
North Carolina	26	2,904,106.31	0.25%	8.897	356	81.93	612
North Dakota	2	148,673.11	0.01%	10.307	355	88.16	620
Ohio	24	2,266,220.71	0.19%	8.968	356	83.64	609
Oklahoma	12	1,086,039.97	0.09%	9.260	334	83.85	595
Oregon	25	4,083,956.03	0.34%	7.738	356	83.51	643
Pennsylvania	58	7,014,631.95	0.59%	8.419	355	82.39	632
Rhode Island	14	3,359,160.45	0.28%	7.700	356	81.43	638
South Carolina	23	4,120,521.12	0.35%	8.797	356	85.97	624
South Dakota	1	62,898.04	0.01%	9.095	357	90.00	594
Tennessee	90	10,123,007.55	0.85%	8.398	353	83.13	620
Texas	343	43,968,134.01	3.71%	8.599	354	82.30	625
Utah	15	3,019,922.03	0.25%	8.179	356	82.68	620
Vermont	3	323,140.76	0.03%	8.900	356	78.10	610
Virginia	121	32,027,789.25	2.70%	8.212	356	81.70	637
Washington	138	32,469,104.31	2.74%	7.895	356	82.76	641
West Virginia	10	1,229,162.59	0.10%	8.689	356	83.09	605
Wisconsin	7	1,046,234.20	0.09%	9.099	356	82.71	610
Wyoming	1	54,860.24	0.00%	8.320	356	66.27	619
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	24	10,098,519.41	0.99%	5.536	357	73.18	725
3.000 - 3.499	19	7,405,617.63	0.73%	6.017	357	79.76	738
3.500 - 3.999	4	1,358,042.92	0.13%	6.439	357	78.64	747
4.000 - 4.499	2	1,121,181.77	0.11%	7.570	356	78.79	694
4.500 - 4.999	7	1,856,576.99	0.18%	6.441	356	68.07	674
5.000 - 5.499	436	128,618,064.30	12.62%	7.053	356	78.54	655
5.500 - 5.999	621	172,607,447.15	16.93%	7.449	356	80.40	644
6.000 - 6.499	979	269,828,743.57	26.47%	7.706	356	80.57	653
6.500 - 6.999	702	191,038,099.51	18.74%	8.015	356	81.59	646
7.000 - 7.499	480	128,215,561.07	12.58%	8.268	356	83.39	637
7.500 - 7.999	283	72,007,365.70	7.06%	8.683	356	82.68	627
8.000 - 8.499	139	35,119,409.58	3.45%	9.080	356	84.48	624
Total	3,696	1,019,274,629.60	100.00%	7.787	356	81.01	647

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	318,400.00	0.03%	7.125	356	80.00	743
4.000 - 4.499	1	450,000.00	0.04%	4.490	356	49.18	790
4.500 - 4.999	7	2,724,479.56	0.27%	4.791	357	64.64	749
5.000 - 5.499	12	4,671,660.35	0.46%	5.451	356	73.48	726
5.500 - 5.999	129	52,291,891.93	5.13%	5.776	356	78.54	724
6.000 - 6.499	179	66,647,898.59	6.54%	6.290	356	80.26	704
6.500 - 6.999	408	131,082,988.47	12.86%	6.785	356	80.39	678
7.000 - 7.499	450	134,972,831.22	13.24%	7.278	356	81.14	661
7.500 - 7.999	789	226,941,342.56	22.26%	7.760	356	81.04	643
8.000 - 8.499	528	135,002,951.90	13.25%	8.265	356	80.97	628
8.500 - 8.999	546	134,569,561.91	13.20%	8.739	356	81.28	619
9.000 - 9.499	284	59,541,819.47	5.84%	9.246	356	82.15	604
9.500 - 9.999	237	49,754,260.63	4.88%	9.736	356	84.04	587
10.000 -10.499	61	9,518,404.71	0.93%	10.177	356	81.49	562
10.500 -10.999	53	8,761,396.32	0.86%	10.685	356	87.37	561
11.000 -11.499	11	2,024,741.98	0.20%	11.304	356	90.30	603
Total	3,696	1,019,274,629.60	100.00%	7.787	356	81.01	647

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.500 -10.999	1	450,000.00	0.04%	4.490	356	49.18	790
11.000 -11.499	7	2,724,479.56	0.27%	4.791	357	64.64	749
11.500 -11.999	11	4,415,660.36	0.43%	5.314	357	73.10	734
12.000 -12.499	130	52,610,291.93	5.16%	5.785	356	78.55	724
12.500 -12.999	176	65,752,104.50	6.45%	6.268	356	80.27	705
13.000 -13.499	413	132,306,310.08	12.98%	6.790	356	80.39	678
13.500 -13.999	453	136,070,936.67	13.35%	7.286	356	81.12	660
14.000 -14.499	791	226,936,692.23	22.26%	7.762	356	81.07	643
14.500 -14.999	528	135,098,175.98	13.25%	8.271	356	81.01	628
15.000 -15.499	543	133,423,108.63	13.09%	8.743	356	81.20	619
15.500 -15.999	292	61,237,913.15	6.01%	9.260	356	82.22	603
16.000 -16.499	225	47,511,898.57	4.66%	9.737	356	84.03	587
16.500 -16.999	64	10,202,452.06	1.00%	10.128	356	81.84	569
17.000 -17.499	52	8,590,261.51	0.84%	10.678	356	87.11	559
17.500 -17.999	10	1,944,344.37	0.19%	11.312	356	91.35	608
Total	3,696	1,019,274,629.60	100.00%	7.787	356	81.01	647

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	13	2,553,556.31	0.25%	8.845	356	79.17	619
2.000	5	1,090,127.32	0.11%	7.943	356	81.89	623
2.440	1	339,714.01	0.03%	9.850	355	80.00	630
2.910	1	335,444.12	0.03%	8.990	357	80.00	646
2.950	1	490,400.00	0.05%	7.550	355	80.00	661
3.000	3,325	888,005,004.17	87.12%	7.979	356	81.16	638
3.010	1	183,881.05	0.02%	9.970	356	80.00	601
3.030	1	77,923.57	0.01%	9.470	356	80.00	591
5.000	347	125,803,379.04	12.34%	6.404	356	79.97	711
5.010	1	395,200.01	0.04%	5.825	355	80.00	763
Total	3,696	1,019,274,629.60	100.00%	7.787	356	81.01	647

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	3,694	1,018,784,229.60	99.95%	7.787	356	81.01	647
2.000	1	318,400.00	0.03%	7.125	356	80.00	743
3.000	1	172,000.00	0.02%	7.750	354	80.00	585
Total	3,696	1,019,274,629.60	100.00%	7.787	356	81.01	647

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
05/01/07	1	91,048.17	0.01%	10.345	356	95.00	561
06/01/07	1	96,747.16	0.01%	9.220	357	95.00	560
09/01/07	1	81,510.69	0.01%	8.900	342	80.00	627
03/01/08	1	156,300.12	0.02%	9.450	348	80.00	525
05/01/08	4	550,774.38	0.05%	8.199	350	81.18	654
06/01/08	4	1,182,066.25	0.12%	7.350	351	74.25	614
07/01/08	2	336,953.97	0.03%	8.251	352	80.00	585
08/01/08	15	3,626,127.56	0.36%	8.722	353	81.54	594
09/01/08	62	14,697,476.11	1.44%	8.748	354	81.83	601
10/01/08	444	109,939,666.89	10.79%	8.364	355	80.65	616
11/01/08	1,506	400,288,088.78	39.27%	8.037	356	80.67	635
12/01/08	910	240,775,391.59	23.62%	7.964	357	81.97	633
01/01/09	3	1,182,436.98	0.12%	7.853	358	84.49	640
08/01/09	4	726,079.32	0.07%	8.207	353	76.93	674
09/01/09	7	1,765,172.44	0.17%	8.806	354	85.32	594
10/01/09	16	3,893,191.22	0.38%	7.765	355	79.29	635
11/01/09	42	10,749,823.41	1.05%	8.007	356	80.63	630
12/01/09	32	9,041,782.72	0.89%	7.799	357	79.76	624
09/01/11	2	573,338.92	0.06%	8.159	354	72.53	637
10/01/11	29	8,709,698.65	0.85%	7.075	355	79.55	702
11/01/11	236	77,089,591.71	7.56%	6.974	356	81.29	708
12/01/11	193	69,098,400.60	6.78%	6.757	357	82.25	705
12/01/13	2	668,107.62	0.07%	6.264	357	80.00	747
09/01/16	2	317,688.09	0.03%	9.117	354	85.23	612
10/01/16	12	3,147,947.45	0.31%	6.979	355	73.44	704
11/01/16	84	29,779,507.80	2.92%	6.337	356	78.15	712
12/01/16	81	30,709,711.00	3.01%	6.406	357	79.88	704
Total	3,696	1,019,274,629.60	100.00%	7.787	356	81.01	647

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has Silent 2nd	2,530	674,953,275.99	56.95%	7.778	356	79.96	653
No Silent 2nd	2,410	510,113,291.70	43.05%	8.172	355	83.80	635
Total	4,940	1,185,066,567.69	100.00%	7.948	355	81.62	646

Group I Mortgage Loan Statistics
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$318,169,490	$14,980	$578,425
Average Scheduled Principal Balance	$206,738
Number of Mortgage Loans	1,539

Weighted Average Gross Coupon	8.033%	4.950%	12.875%
Weighted Average FICO Score	627	500	806
Weighted Average Combined Original LTV	80.84%	15.32%	100.00%

Weighted Average Original Term	360 months	180 months	360 months
Weighted Average Stated Remaining Term	356 months	175 months	357 months
Weighted Average Seasoning	4 months	3 months	10 months

Weighted Average Gross Margin	6.370%	2.750%	8.000%
Weighted Average Minimum Interest Rate	8.000%	4.950%	11.375%
Weighted Average Maximum Interest Rate	14.496%	11.450%	17.875%
Weighted Average Initial Rate Cap	3.169%	1.000%	5.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	29 months	3 months	117 months

Maturity Date		October 1, 2021	December 1, 2036
Maximum Zip Code Concentration	0.81%	92335

ARM	88.21%
Fixed Rate	11.79%

10/6 MO LIBOR	1.18%
10/6 MO LIBOR 40/30 Balloon	0.80%
10/6 MO LIBOR 50/30 Balloon	0.51%
10/6 MO LIBOR IO	2.34%
2/28 6 MO LIBOR	18.23%
2/28 6 MO LIBOR 40/30 Balloon	24.94%
2/28 6 MO LIBOR 50/30 Balloon	24.02%
2/28 6 MO LIBOR IO	4.54%
3/27 6 MO LIBOR	0.41%
3/27 6 MO LIBOR 40/30 Balloon	1.33%
3/27 6 MO LIBOR 50/30 Balloon	1.16%
3/27 6 MO LIBOR IO	0.39%
5/25 6 MO LIBOR	1.46%
5/25 6 MO LIBOR 40/30 Balloon	2.05%
5/25 6 MO LIBOR 50/30 Balloon	2.03%
5/25 6 MO LIBOR IO	2.74%
6 MO LIBOR	0.03%
7/23 6 MO LIBOR 40/30 Balloon	0.04%
Fixed Rate	6.61%
Fixed Rate 40/30 Balloon	2.93%
Fixed Rate 50/30 Balloon	1.72%
Fixed Rate IO	0.53%

Interest Only	10.55%
Not Interest Only	89.45%

Prepay Penalty: 0 months	37.55%
Prepay Penalty: 12 months	3.54%
Prepay Penalty: 24 months	44.34%
Prepay Penalty: 36 months	14.56%

First Lien	98.85%
Second Lien	1.15%

Full Documentation	36.08%
Limited Documentation	24.06%
NIVA	0.15%
No Documentation	1.17%
Stated Documentation	18.63%
Streamline Documentation	19.91%

Cash Out Refinance	69.99%
Purchase	25.06%
Rate/Term Refinance	4.95%

4 Units	0.21%
Condominium	8.67%
Duplex	6.87%
PUD	12.20%
Single Family	70.76%
Triplex	1.29%

Investor	2.90%
Primary	92.40%
Second Home	4.70%

Top 5 States:
California	26.75%
Florida	10.51%
Maryland	7.24%
Illinois	6.92%
New York	6.24%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	66	2,321,789.52	0.73%	10.654	351	93.10	604
50,000.01 - 100,000.00	180	14,148,149.26	4.45%	9.153	355	82.08	608
100,000.01 - 150,000.00	283	35,587,173.44	11.18%	8.467	354	80.40	613
150,000.01 - 200,000.00	287	50,061,294.49	15.73%	8.278	356	80.08	615
200,000.01 - 250,000.00	215	48,365,940.10	15.20%	7.980	356	81.04	632
250,000.01 - 300,000.00	177	48,945,821.05	15.38%	7.942	356	79.56	622
300,000.01 - 350,000.00	159	51,826,870.38	16.29%	7.700	356	81.10	635
350,000.01 - 400,000.00	134	49,973,245.39	15.71%	7.702	356	81.65	637
400,000.01 - 450,000.00	23	9,506,570.43	2.99%	7.616	356	82.23	630
450,000.01 - 500,000.00	9	4,244,170.68	1.33%	7.597	356	79.46	660
500,000.01 - 550,000.00	5	2,610,040.73	0.82%	6.922	356	80.25	694
550,000.01 - 600,000.00	1	578,424.52	0.18%	7.990	356	80.00	739
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.500 - 4.999	4	1,213,589.57	0.38%	4.978	357	59.10	761
5.000 - 5.499	1	318,000.00	0.10%	5.325	357	69.89	735
5.500 - 5.999	35	10,279,769.54	3.23%	5.759	356	75.06	718
6.000 - 6.499	56	14,952,673.32	4.70%	6.270	356	77.37	689
6.500 - 6.999	138	35,233,542.06	11.07%	6.807	356	78.95	660
7.000 - 7.499	161	38,634,314.45	12.14%	7.284	356	80.34	644
7.500 - 7.999	287	67,141,593.58	21.10%	7.780	356	81.70	631
8.000 - 8.499	226	46,973,665.53	14.76%	8.271	355	81.17	614
8.500 - 8.999	234	45,291,542.43	14.24%	8.756	356	80.73	605
9.000 - 9.499	139	25,153,509.55	7.91%	9.253	356	81.68	589
9.500 - 9.999	129	21,042,727.51	6.61%	9.767	355	83.73	581
10.000 -10.499	32	4,396,923.03	1.38%	10.220	356	80.11	546
10.500 -10.999	48	5,029,864.64	1.58%	10.720	355	89.13	578
11.000 -11.499	18	1,346,030.88	0.42%	11.187	356	91.92	596
11.500 -11.999	7	225,104.10	0.07%	11.847	356	100.00	591
12.000 -12.499	18	668,505.94	0.21%	12.297	344	100.00	590
12.500 -12.999	6	268,133.86	0.08%	12.747	356	100.00	593
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	64	12,005,409.44	3.77%	9.262	356	75.71	513
525-549	77	14,546,315.15	4.57%	9.139	355	78.21	537
550-574	155	32,091,559.21	10.09%	8.809	356	80.72	561
575-599	279	45,609,565.65	14.33%	8.379	355	80.86	589
600-624	290	61,718,503.47	19.40%	8.130	356	81.88	612
625-649	259	55,545,531.39	17.46%	7.930	356	82.33	636
650-674	153	32,763,486.32	10.30%	7.733	356	80.32	661
675-699	107	25,467,969.03	8.00%	7.358	355	81.82	686
700+	155	38,421,150.33	12.08%	6.868	356	79.47	738
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	25	4,033,863.02	1.27%	8.229	356	41.27	596
50.00- 54.99	18	3,728,385.56	1.17%	7.137	356	52.35	654
55.00- 59.99	28	6,193,602.99	1.95%	7.431	356	57.81	623
60.00- 64.99	29	7,443,066.42	2.34%	8.076	356	62.34	583
65.00- 69.99	55	13,567,970.17	4.26%	7.550	356	67.67	633
70.00- 74.99	59	14,341,771.65	4.51%	8.057	356	72.01	598
75.00- 79.99	80	18,719,551.98	5.88%	7.830	356	76.98	617
80.00	697	140,396,167.89	44.13%	7.884	356	80.00	640
80.01- 84.99	53	13,516,557.19	4.25%	7.754	353	83.28	623
85.00- 89.99	120	28,274,160.47	8.89%	8.148	355	86.20	606
90.00- 94.99	144	32,533,240.71	10.23%	8.210	356	91.00	631
95.00- 99.99	151	30,848,910.18	9.70%	8.720	356	95.05	610
100.00	80	4,572,241.76	1.44%	10.349	353	100.00	632
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

CLTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	25	4,033,863.02	1.27%	8.229	356	41.27	596
50.00- 54.99	18	3,728,385.56	1.17%	7.137	356	52.35	654
55.00- 59.99	28	6,193,602.99	1.95%	7.431	356	57.81	623
60.00- 64.99	29	7,443,066.42	2.34%	8.076	356	62.34	583
65.00- 69.99	55	13,567,970.17	4.26%	7.550	356	67.67	633
70.00- 74.99	57	14,166,475.73	4.45%	8.069	356	72.00	597
75.00- 79.99	68	16,728,851.09	5.26%	7.809	356	76.90	615
80.00	89	18,631,626.08	5.86%	8.190	355	80.00	605
80.01- 84.99	53	13,516,557.19	4.25%	7.754	353	83.28	623
85.00- 89.99	121	28,602,071.31	8.99%	8.164	355	86.12	606
90.00- 94.99	161	37,604,707.58	11.82%	8.153	356	89.28	638
95.00- 99.99	211	46,103,255.94	14.49%	8.529	356	90.11	618
100.00	624	107,849,056.91	33.90%	7.899	356	80.86	645
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	6	548,560.82	0.17%	8.787	176	85.76	613
360	1,533	317,620,929.17	99.83%	8.032	356	80.83	627
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	6	548,560.82	0.17%	8.787	176	85.76	613
301-360	1,533	317,620,929.17	99.83%	8.032	356	80.83	627
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	35	6,580,967.22	2.07%	7.706	354	77.34	646
20.01 -25.00	37	7,148,253.55	2.25%	7.746	356	78.87	628
25.01 -30.00	76	15,153,448.34	4.76%	8.005	354	79.56	630
30.01 -35.00	135	27,633,558.94	8.69%	7.941	356	78.90	626
35.01 -40.00	215	40,459,963.62	12.72%	8.092	356	79.88	625
40.01 -45.00	362	72,388,585.23	22.75%	8.136	356	81.31	627
45.01 -50.00	476	103,539,724.56	32.54%	8.119	356	80.95	627
50.01 -55.00	164	35,614,902.56	11.19%	7.919	355	84.17	614
55.01 -60.00	30	7,177,896.35	2.26%	7.813	356	83.16	630
60.01+	5	1,527,703.88	0.48%	5.575	357	69.87	733
None	4	944,485.74	0.30%	5.739	357	64.84	741
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,287	280,643,706.51	88.21%	8.002	356	80.92	627
Fixed Rate	252	37,525,783.48	11.79%	8.264	353	80.20	629
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/6 MO LIBOR	16	3,752,613.94	1.18%	6.948	356	79.45	712
10/6 MO LIBOR 40/30 Balloon	11	2,555,862.85	0.80%	6.811	356	77.78	685
10/6 MO LIBOR 50/30 Balloon	5	1,611,765.64	0.51%	7.503	357	83.24	667
10/6 MO LIBOR IO	24	7,443,347.75	2.34%	6.030	356	74.31	698
2/28 6 MO LIBOR	345	58,002,106.43	18.23%	8.547	356	81.79	616
2/28 6 MO LIBOR 40/30 Balloon	371	79,336,347.19	24.94%	8.216	356	80.93	609
2/28 6 MO LIBOR 50/30 Balloon	310	76,423,119.10	24.02%	8.173	356	80.97	611
2/28 6 MO LIBOR IO	62	14,446,201.74	4.54%	7.160	356	81.47	647
3/27 6 MO LIBOR	10	1,320,088.37	0.41%	7.831	356	79.65	615
3/27 6 MO LIBOR 40/30 Balloon	19	4,218,739.10	1.33%	8.019	356	78.60	611
3/27 6 MO LIBOR 50/30 Balloon	13	3,697,072.25	1.16%	8.112	356	81.52	608
3/27 6 MO LIBOR IO	4	1,255,000.00	0.39%	6.675	356	68.40	645
5/25 6 MO LIBOR	16	4,632,821.34	1.46%	7.530	356	83.27	709
5/25 6 MO LIBOR 40/30 Balloon	24	6,520,789.44	2.05%	7.315	356	83.11	688
5/25 6 MO LIBOR 50/30 Balloon	23	6,469,570.81	2.03%	7.093	356	79.96	691
5/25 6 MO LIBOR IO	32	8,720,509.13	2.74%	6.491	356	81.07	708
6 MO LIBOR	1	96,747.16	0.03%	9.220	357	95.00	560
7/23 6 MO LIBOR 40/30 Balloon	1	141,004.27	0.04%	8.185	357	80.00	659
Fixed Rate	178	21,045,841.22	6.61%	8.482	351	79.79	627
Fixed Rate 40/30 Balloon	43	9,333,817.37	2.93%	7.981	356	81.64	624
Fixed Rate 50/30 Balloon	25	5,459,425.48	1.72%	8.044	356	76.77	630
Fixed Rate IO	6	1,686,699.41	0.53%	7.831	355	88.42	671
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	128	33,551,758.03	10.55%	6.751	356	79.64	675
Not Interest Only	1,411	284,617,731.96	89.45%	8.184	356	80.98	621
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	589	119,469,060.36	37.55%	8.241	356	81.18	624
Prepay Penalty: 12 months	49	11,278,404.78	3.54%	8.013	354	78.62	636
Prepay Penalty: 24 months	699	141,088,962.36	44.34%	8.100	356	81.27	616
Prepay Penalty: 36 months	202	46,333,062.49	14.56%	7.299	355	79.17	665
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,457	314,508,516.06	98.85%	7.996	356	80.63	627
Second Lien	82	3,660,973.93	1.15%	11.195	353	99.05	622
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	652	114,791,438.49	36.08%	8.032	356	82.48	612
Limited Documentation	339	76,557,394.11	24.06%	7.799	356	82.44	623
NIVA	2	489,731.21	0.15%	6.020	357	88.14	721
No Documentation	12	3,709,711.17	1.17%	5.696	357	67.32	740
Stated Documentation	231	59,268,659.36	18.63%	8.296	356	75.98	617
Streamline Documentation	303	63,352,555.65	19.91%	8.225	356	81.20	660
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	928	222,685,166.99	69.99%	7.956	356	80.08	621
Purchase	546	79,726,594.94	25.06%	8.260	356	82.86	642
Rate/Term Refinance	65	15,757,728.06	4.95%	7.978	356	81.33	630
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4 Units	3	659,444.43	0.21%	8.194	356	88.56	689
Condominium	143	27,572,474.60	8.67%	7.870	356	80.15	648
Duplex	73	21,868,990.92	6.87%	7.820	356	78.22	640
PUD	177	38,820,748.04	12.20%	7.980	355	83.08	628
Single Family	1,132	225,147,363.76	70.76%	8.091	356	80.85	622
Triplex	11	4,100,468.24	1.29%	7.582	356	76.05	679
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	45	9,213,252.35	2.90%	8.334	356	85.17	676
Primary	1,424	294,001,001.52	92.40%	8.038	356	80.63	622
Second Home	70	14,955,236.12	4.70%	7.754	356	82.30	689
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	50	10,294,219.66	3.24%	7.946	356	79.80	635
Arkansas	6	649,905.79	0.20%	8.970	331	87.48	592
California	315	85,096,066.40	26.75%	7.580	356	77.81	633
Colorado	11	1,793,095.40	0.56%	8.458	356	76.19	583
Connecticut	29	5,892,458.17	1.85%	8.052	356	84.04	618
Delaware	6	1,130,620.98	0.36%	7.856	356	83.88	627
District of Columbia	7	1,676,474.95	0.53%	8.303	356	74.51	623
Florida	173	33,443,192.72	10.51%	8.283	355	82.48	627
Georgia	52	6,633,352.23	2.08%	8.640	356	85.33	613
Hawaii	8	2,734,400.87	0.86%	7.829	356	79.77	650
Idaho	9	1,670,804.84	0.53%	8.173	356	80.35	619
Illinois	123	22,003,937.67	6.92%	8.267	356	84.08	630
Indiana	7	567,329.36	0.18%	8.774	356	83.25	588
Iowa	1	81,707.27	0.03%	9.060	357	76.52	620
Kansas	2	218,405.02	0.07%	9.156	357	79.42	625
Kentucky	1	119,779.90	0.04%	8.490	357	80.00	624
Louisiana	29	3,721,947.17	1.17%	8.770	356	83.79	607
Maine	13	2,071,199.04	0.65%	8.305	356	78.60	575
Maryland	97	23,038,901.65	7.24%	8.125	356	82.30	623
Massachusetts	70	16,089,685.94	5.06%	7.647	356	80.08	632
Michigan	16	2,289,985.99	0.72%	9.137	356	86.14	610
Minnesota	8	1,461,481.26	0.46%	7.563	356	84.35	641
Mississippi	11	1,439,101.94	0.45%	8.867	351	81.11	582
Missouri	7	837,982.15	0.26%	9.130	356	87.79	590
Nebraska	1	84,018.41	0.03%	10.845	356	90.00	538
Nevada	20	5,009,564.11	1.57%	7.733	356	84.99	652
New Hampshire	5	853,556.30	0.27%	8.993	356	82.60	573
New Jersey	59	15,232,696.54	4.79%	8.258	356	79.07	621
New Mexico	1	239,717.82	0.08%	7.945	356	62.34	640
New York	72	19,846,656.10	6.24%	7.902	355	78.44	636
North Carolina	14	1,350,219.04	0.42%	9.220	356	80.90	576
North Dakota	1	59,985.10	0.02%	9.845	356	80.00	643
Ohio	8	843,230.75	0.27%	8.230	356	83.45	614
Oklahoma	5	539,504.27	0.17%	9.253	311	84.46	582
Oregon	16	2,396,874.20	0.75%	8.100	356	82.54	615
Pennsylvania	16	2,228,241.22	0.70%	8.515	356	80.96	621
Rhode Island	9	2,000,676.77	0.63%	7.634	356	82.48	649
South Carolina	5	491,926.26	0.15%	9.098	356	78.52	596
Tennessee	26	2,788,842.11	0.88%	8.505	356	84.51	601
Texas	92	10,904,454.10	3.43%	8.551	356	83.16	620
Utah	6	1,332,811.35	0.42%	8.543	356	78.04	617
Vermont	2	225,886.79	0.07%	9.119	357	79.44	599
Virginia	47	10,008,362.36	3.15%	8.373	356	83.39	630
Washington	73	15,586,138.51	4.90%	8.044	356	83.48	623
West Virginia	6	721,911.38	0.23%	8.797	356	81.79	584
Wisconsin	4	468,180.13	0.15%	9.666	356	86.06	553
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	6	1,683,547.79	0.60%	5.335	357	65.26	748
3.000 - 3.499	4	1,074,194.08	0.38%	7.030	355	84.40	683
3.500 - 3.999	1	315,000.00	0.11%	6.240	357	74.12	730
4.500 - 4.999	2	330,831.37	0.12%	6.962	356	71.76	623
5.000 - 5.499	154	34,477,432.96	12.29%	7.356	356	78.43	638
5.500 - 5.999	244	54,938,215.58	19.58%	7.765	356	79.55	618
6.000 - 6.499	317	68,319,374.16	24.34%	7.875	356	80.40	633
6.500 - 6.999	226	48,757,400.82	17.37%	8.134	356	82.09	626
7.000 - 7.499	159	33,629,881.27	11.98%	8.379	356	83.33	620
7.500 - 7.999	113	24,266,138.61	8.65%	8.724	356	82.64	613
8.000 - 8.499	61	12,851,689.87	4.58%	9.080	356	84.43	616
Total	1,287	280,643,706.51	100.00%	8.002	356	80.92	627

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.500 - 4.999	4	1,213,589.57	0.43%	4.978	357	59.10	761
5.000 - 5.499	1	318,000.00	0.11%	5.325	357	69.89	735
5.500 - 5.999	33	9,875,090.93	3.52%	5.758	356	75.28	717
6.000 - 6.499	48	12,928,460.53	4.61%	6.310	357	78.93	685
6.500 - 6.999	119	31,043,894.91	11.06%	6.800	356	80.01	662
7.000 - 7.499	137	32,879,006.81	11.72%	7.286	356	80.73	646
7.500 - 7.999	261	61,225,514.88	21.82%	7.784	356	81.62	631
8.000 - 8.499	190	40,217,615.37	14.33%	8.275	356	82.02	613
8.500 - 8.999	213	41,512,919.71	14.79%	8.758	356	80.74	603
9.000 - 9.499	127	22,874,022.83	8.15%	9.252	356	81.15	588
9.500 - 9.999	106	19,275,881.30	6.87%	9.762	356	83.54	577
10.000 -10.499	23	3,677,871.39	1.31%	10.200	356	79.42	543
10.500 -10.999	20	3,159,324.81	1.13%	10.684	355	86.21	559
11.000 -11.499	5	442,513.47	0.16%	11.175	356	81.04	558
Total	1,287	280,643,706.51	100.00%	8.002	356	80.92	627

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.000 -11.499	4	1,213,589.57	0.43%	4.978	357	59.10	761
11.500 -11.999	1	318,000.00	0.11%	5.325	357	69.89	735
12.000 -12.499	33	9,875,090.93	3.52%	5.758	356	75.28	717
12.500 -12.999	47	12,748,986.14	4.54%	6.280	357	78.91	686
13.000 -13.499	121	31,401,117.23	11.19%	6.806	356	80.02	662
13.500 -13.999	140	33,549,800.26	11.95%	7.304	356	80.73	646
14.000 -14.499	258	60,717,774.50	21.64%	7.784	356	81.72	631
14.500 -14.999	189	40,082,495.29	14.28%	8.285	356	81.94	613
15.000 -15.499	213	41,379,838.72	14.74%	8.758	356	80.58	603
15.500 -15.999	132	23,888,108.13	8.51%	9.273	356	81.42	589
16.000 -16.499	101	18,276,427.08	6.51%	9.761	356	83.41	575
16.500 -16.999	23	3,609,354.32	1.29%	10.223	355	79.86	544
17.000 -17.499	21	3,221,008.48	1.15%	10.689	355	85.92	558
17.500 -17.999	4	362,115.86	0.13%	11.192	356	84.61	570
Total	1,287	280,643,706.51	100.00%	8.002	356	80.92	627

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	2	426,487.43	0.15%	9.877	355	60.50	552
2.000	2	220,918.74	0.08%	7.901	356	80.00	656
3.000	1,194	255,771,196.76	91.14%	8.139	356	81.18	620
5.000	89	24,225,103.58	8.63%	6.531	356	78.53	700
Total	1,287	280,643,706.51	100.00%	8.002	356	80.92	627

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,287	280,643,706.51	100.00%	8.002	356	80.92	627
Total	1,287	280,643,706.51	100.00%	8.002	356	80.92	627

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
06/01/07	1	96,747.16	0.03%	9.220	357	95.00	560
05/01/08	1	223,150.19	0.08%	7.110	350	80.00	678
06/01/08	1	142,091.07	0.05%	6.870	351	80.00	655
07/01/08	1	86,134.31	0.03%	10.800	352	80.00	526
08/01/08	5	1,118,492.48	0.40%	8.678	353	82.44	599
09/01/08	32	6,242,317.89	2.22%	8.868	354	82.65	588
10/01/08	178	35,614,120.15	12.69%	8.698	355	80.68	594
11/01/08	534	112,998,863.31	40.26%	8.153	356	80.11	620
12/01/08	336	71,782,605.06	25.58%	8.025	357	83.02	616
08/01/09	2	226,227.47	0.08%	9.095	353	70.16	578
09/01/09	2	495,390.75	0.18%	9.346	354	91.79	573
10/01/09	8	2,175,897.50	0.78%	7.608	355	78.29	650
11/01/09	20	4,288,130.34	1.53%	8.057	356	79.14	614
12/01/09	14	3,305,253.66	1.18%	7.487	357	76.51	601
10/01/11	7	1,993,768.16	0.71%	7.442	355	77.91	679
11/01/11	47	13,064,592.38	4.66%	7.028	356	81.55	704
12/01/11	41	11,285,330.18	4.02%	6.949	357	82.52	696
12/01/13	1	141,004.27	0.05%	8.185	357	80.00	659
09/01/16	2	317,688.09	0.11%	9.117	354	85.23	612
10/01/16	6	1,167,469.16	0.42%	7.327	355	68.26	649
11/01/16	25	7,009,674.62	2.50%	6.479	356	77.12	702
12/01/16	23	6,868,758.31	2.45%	6.346	357	78.17	703
Total	1,287	280,643,706.51	100.00%	8.002	356	80.92	627

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has Silent 2nd	627	124,526,040.93	39.14%	7.845	356	80.00	645
No Silent 2nd	912	193,643,449.06	60.86%	8.154	356	81.38	615
Total	1,539	318,169,489.99	100.00%	8.033	356	80.84	627

Group II Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$363,922,464	$16,976	$672,967
Average Scheduled Principal Balance	$227,736
Number of Mortgage Loans	1,598

Weighted Average Gross Coupon	7.916%	5.075%	12.875%
Weighted Average FICO Score	652	502	816
Weighted Average Combined Original LTV	81.44%	31.30%	100.00%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	355 months	170 months	357 months
Weighted Average Seasoning	4 months	3 months	16 months

Weighted Average Gross Margin	6.321%	2.750%	7.990%
Weighted Average Minimum Interest Rate	7.755%	2.750%	11.125%
Weighted Average Maximum Interest Rate	14.253%	11.575%	17.625%
Weighted Average Initial Rate Cap	3.189%	1.000%	5.010%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	2.000%
Weighted Average Months to Roll	31 months	14 months	117 months

Maturity Date		May 1, 2021	December 1, 2036
Maximum Zip Code Concentration	0.64%	11434

ARM	87.07%
Fixed Rate	12.93%

10/1 LIBOR ARM IO	0.09%
10/6 MO LIBOR	1.05%
10/6 MO LIBOR 40/30 Balloon	0.59%
10/6 MO LIBOR 50/30 Balloon	0.58%
10/6 MO LIBOR IO	1.49%
2/28 6 MO LIBOR	13.25%
2/28 6 MO LIBOR 40/30 Balloon	23.31%
2/28 6 MO LIBOR 50/30 Balloon	26.27%
2/28 6 MO LIBOR IO	4.14%
3/27 6 MO LIBOR	0.33%
3/27 6 MO LIBOR 40/30 Balloon	0.64%
3/27 6 MO LIBOR 50/30 Balloon	0.33%
3/27 6 MO LIBOR IO	0.16%
5/25 6 MO LIBOR	2.85%
5/25 6 MO LIBOR 40/30 Balloon	3.85%
5/25 6 MO LIBOR 50/30 Balloon	3.44%
5/25 6 MO LIBOR IO	4.69%
Balloon 15/30	0.07%
Fixed Rate	9.21%
Fixed Rate 40/30 Balloon	2.05%
Fixed Rate 50/30 Balloon	1.61%

Interest Only	10.57%
Not Interest Only	89.43%

Prepay Penalty: 0 months	30.90%
Prepay Penalty: 12 months	3.25%
Prepay Penalty: 24 months	49.04%
Prepay Penalty: 36 months	16.81%

First Lien	96.05%
Second Lien	3.95%

Full Documentation	22.77%
Limited Documentation	17.81%
Stated Documentation	4.54%
Streamline Documentation	54.87%

Cash Out Refinance	11.00%
Purchase	87.92%
Rate/Term Refinance	1.08%

4 Units	0.75%
Condominium	8.96%
Duplex	11.30%
PUD	14.68%
Single Family	63.20%
Triplex	1.12%

Investor	0.48%
Primary	99.14%
Second Home	0.38%

Top 5 States:
California	39.17%
Florida	12.43%
New York	11.79%
Maryland	4.51%
Texas	4.39%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	108	4,007,128.07	1.10%	11.442	349	99.14	610
50,000.01 - 100,000.00	194	13,943,049.02	3.83%	10.422	349	94.91	636
100,000.01 - 150,000.00	157	19,824,595.05	5.45%	8.482	355	81.15	626
150,000.01 - 200,000.00	221	39,063,838.16	10.73%	8.104	356	80.85	638
200,000.01 - 250,000.00	226	50,794,330.56	13.96%	7.875	356	80.68	647
250,000.01 - 300,000.00	218	60,311,551.39	16.57%	7.860	356	80.35	644
300,000.01 - 350,000.00	195	63,625,477.72	17.48%	7.688	354	81.31	660
350,000.01 - 400,000.00	188	70,685,617.36	19.42%	7.552	356	80.34	664
400,000.01 - 450,000.00	49	20,436,270.08	5.62%	7.108	356	80.07	673
450,000.01 - 500,000.00	25	11,853,668.49	3.26%	7.604	357	80.19	683
500,000.01 - 550,000.00	10	5,212,579.88	1.43%	7.725	356	80.50	663
550,000.01 - 600,000.00	5	2,877,658.56	0.79%	7.911	357	83.02	664
600,000.01 - 650,000.00	1	613,732.80	0.17%	7.185	357	80.00	654
650,000.01 - 700,000.00	1	672,966.72	0.18%	7.700	356	90.00	780
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	2	717,971.11	0.20%	5.318	356	74.30	743
5.500 - 5.999	28	9,021,591.97	2.48%	5.798	356	77.02	722
6.000 - 6.499	51	16,140,063.55	4.44%	6.314	356	79.29	696
6.500 - 6.999	181	54,026,583.68	14.85%	6.772	355	80.37	684
7.000 - 7.499	187	52,912,754.22	14.54%	7.280	355	80.89	666
7.500 - 7.999	333	88,986,270.81	24.45%	7.766	356	80.33	649
8.000 - 8.499	200	47,561,822.80	13.07%	8.248	356	80.20	637
8.500 - 8.999	193	46,791,858.03	12.86%	8.721	356	80.91	632
9.000 - 9.499	83	16,399,647.20	4.51%	9.226	354	82.60	624
9.500 - 9.999	79	13,638,471.81	3.75%	9.752	355	85.65	597
10.000 -10.499	20	2,238,608.39	0.62%	10.198	356	87.93	598
10.500 -10.999	95	7,535,757.08	2.07%	10.773	353	96.76	619
11.000 -11.499	83	5,303,230.90	1.46%	11.221	354	99.35	630
11.500 -11.999	10	490,335.02	0.13%	11.741	261	100.00	601
12.000 -12.499	44	1,779,223.05	0.49%	12.307	349	99.87	588
12.500 -12.999	9	378,274.24	0.10%	12.780	356	100.00	593
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	5	825,466.04	0.23%	10.381	356	82.05	512
525-549	18	3,226,770.62	0.89%	9.623	356	86.16	540
550-574	49	10,109,353.64	2.78%	9.299	354	88.52	561
575-599	220	28,481,473.42	7.83%	8.673	354	82.10	589
600-624	326	70,389,259.00	19.34%	8.315	356	81.44	612
625-649	328	79,836,298.37	21.94%	8.145	356	80.87	637
650-674	246	61,484,920.59	16.90%	7.670	356	80.89	663
675-699	173	45,286,467.34	12.44%	7.466	354	81.62	686
700+	233	64,282,454.84	17.66%	7.078	356	80.90	732
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	5	1,120,343.46	0.31%	7.020	356	40.64	693
50.00- 54.99	2	525,350.45	0.14%	7.398	356	51.10	605
55.00- 59.99	5	779,591.23	0.21%	7.302	343	56.39	661
60.00- 64.99	6	1,404,888.15	0.39%	6.178	356	61.95	668
65.00- 69.99	11	2,847,055.38	0.78%	6.957	356	67.09	664
70.00- 74.99	14	3,835,084.11	1.05%	7.224	356	71.64	651
75.00- 79.99	29	7,514,508.23	2.06%	7.521	356	78.27	648
80.00	1,117	294,374,783.83	80.89%	7.772	356	80.00	655
80.01- 84.99	8	2,492,417.88	0.68%	7.366	356	83.83	641
85.00- 89.99	30	7,091,563.24	1.95%	7.595	348	86.11	648
90.00- 94.99	47	11,059,296.93	3.04%	7.932	356	90.50	664
95.00- 99.99	74	15,865,339.00	4.36%	8.857	352	95.14	613
100.00	250	15,012,241.97	4.13%	10.820	349	100.00	641
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

CLTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	5	1,120,343.46	0.31%	7.020	356	40.64	693
50.00- 54.99	2	525,350.45	0.14%	7.398	356	51.10	605
55.00- 59.99	5	779,591.23	0.21%	7.302	343	56.39	661
60.00- 64.99	6	1,404,888.15	0.39%	6.178	356	61.95	668
65.00- 69.99	11	2,847,055.38	0.78%	6.957	356	67.09	664
70.00- 74.99	14	3,835,084.11	1.05%	7.224	356	71.64	651
75.00- 79.99	19	5,073,853.33	1.39%	7.497	356	77.59	646
80.00	30	7,837,882.98	2.15%	7.659	353	80.00	630
80.01- 84.99	7	2,092,996.79	0.58%	7.394	356	83.92	632
85.00- 89.99	30	7,138,018.82	1.96%	7.527	348	85.95	654
90.00- 94.99	58	14,937,771.64	4.10%	7.809	356	87.59	665
95.00- 99.99	113	25,990,060.33	7.14%	8.455	353	88.65	627
100.00	1,298	290,339,567.19	79.78%	7.934	356	81.10	654
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	16	1,462,064.69	0.40%	9.031	176	92.99	652
360	1,582	362,460,399.17	99.60%	7.912	356	81.39	652
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	16	1,462,064.69	0.40%	9.031	176	92.99	652
301-360	1,582	362,460,399.17	99.60%	7.912	356	81.39	652
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	2	237,273.33	0.07%	8.552	356	80.00	637
20.01 -25.00	53	8,021,258.51	2.20%	8.119	355	80.96	647
25.01 -30.00	62	11,335,863.46	3.11%	7.807	345	81.80	655
30.01 -35.00	147	27,524,502.01	7.56%	7.952	355	81.55	652
35.01 -40.00	256	57,621,483.96	15.83%	7.882	356	80.99	654
40.01 -45.00	427	104,911,983.59	28.83%	7.848	356	81.31	658
45.01 -50.00	546	131,532,690.05	36.14%	8.019	356	81.50	649
50.01 -55.00	92	20,128,505.34	5.53%	7.688	355	82.79	639
55.01 -60.00	13	2,608,903.61	0.72%	7.383	356	82.22	635
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,167	316,863,096.21	87.07%	7.758	356	80.79	656
Fixed Rate	431	47,059,367.65	12.93%	8.978	350	85.84	628
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/1 LIBOR ARM IO	1	318,400.00	0.09%	7.125	356	80.00	743
10/6 MO LIBOR	13	3,818,204.20	1.05%	6.823	356	79.65	703
10/6 MO LIBOR 40/30 Balloon	6	2,164,706.83	0.59%	7.012	356	77.74	697
10/6 MO LIBOR 50/30 Balloon	8	2,106,145.26	0.58%	6.843	356	82.02	682
10/6 MO LIBOR IO	18	5,434,960.69	1.49%	6.642	356	79.15	709
2/28 6 MO LIBOR	215	48,229,916.37	13.25%	8.470	356	81.87	637
2/28 6 MO LIBOR 40/30 Balloon	311	84,826,297.13	23.31%	8.005	356	80.57	643
2/28 6 MO LIBOR 50/30 Balloon	335	95,605,827.06	26.27%	7.814	356	80.65	641
2/28 6 MO LIBOR IO	55	15,075,290.28	4.14%	7.001	356	80.16	687
3/27 6 MO LIBOR	5	1,207,953.31	0.33%	8.829	356	79.93	601
3/27 6 MO LIBOR 40/30 Balloon	8	2,332,778.44	0.64%	8.160	356	80.18	633
3/27 6 MO LIBOR 50/30 Balloon	4	1,203,448.30	0.33%	7.542	357	80.00	638
3/27 6 MO LIBOR IO	2	571,400.00	0.16%	7.064	357	85.45	727
5/25 6 MO LIBOR	39	10,373,166.96	2.85%	7.219	356	79.87	707
5/25 6 MO LIBOR 40/30 Balloon	50	14,013,187.44	3.85%	7.339	356	81.25	692
5/25 6 MO LIBOR 50/30 Balloon	41	12,525,239.04	3.44%	7.063	356	80.68	694
5/25 6 MO LIBOR IO	56	17,056,174.90	4.69%	6.753	356	81.52	706
Balloon 15/30	6	237,100.76	0.07%	11.278	174	100.00	614
Fixed Rate	367	33,511,522.35	9.21%	9.427	350	88.23	629
Fixed Rate 40/30 Balloon	37	7,467,712.46	2.05%	8.173	356	80.44	622
Fixed Rate 50/30 Balloon	21	5,843,032.08	1.61%	7.336	356	78.44	631
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	132	38,456,225.87	10.57%	6.842	356	80.70	700
Not Interest Only	1,466	325,466,237.99	89.43%	8.043	355	81.53	647
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	461	112,464,216.33	30.90%	8.068	355	81.02	653
Prepay Penalty: 12 months	50	11,814,923.31	3.25%	8.428	354	80.69	645
Prepay Penalty: 24 months	827	178,456,004.19	49.04%	8.003	356	81.93	645
Prepay Penalty: 36 months	260	61,187,320.03	16.81%	7.286	355	80.94	674
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,340	349,565,542.00	96.05%	7.785	356	80.69	653
Second Lien	258	14,356,921.86	3.95%	11.107	348	99.76	635
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	462	82,866,446.43	22.77%	7.874	356	83.27	630
Limited Documentation	279	64,826,365.62	17.81%	7.429	355	81.27	651
Stated Documentation	63	16,529,864.50	4.54%	7.945	353	79.31	655
Streamline Documentation	794	199,699,787.31	54.87%	8.089	356	80.91	662
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	168	40,020,917.99	11.00%	7.321	354	79.97	664
Purchase	1,416	319,959,972.37	87.92%	8.003	356	81.65	650
Rate/Term Refinance	14	3,941,573.50	1.08%	6.901	356	79.44	688
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4 Units	7	2,726,544.39	0.75%	8.084	356	84.81	708
Condominium	167	32,592,281.22	8.96%	7.966	355	81.78	655
Duplex	116	41,135,105.58	11.30%	7.775	356	80.16	664
PUD	262	53,413,327.73	14.68%	8.015	356	81.85	645
Single Family	1,035	229,983,573.75	63.20%	7.901	355	81.44	651
Triplex	11	4,071,631.19	1.12%	8.368	356	84.00	659
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	8	1,747,731.64	0.48%	7.186	357	84.30	713
Primary	1,578	360,778,885.45	99.14%	7.921	355	81.42	652
Second Home	12	1,395,846.77	0.38%	7.572	356	84.09	720
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	34	6,426,063.19	1.77%	8.311	356	82.01	627
Arkansas	3	500,082.13	0.14%	9.057	357	84.79	640
California	595	142,542,245.50	39.17%	7.699	356	81.58	662
Colorado	4	504,473.36	0.14%	8.596	356	83.70	615
Connecticut	17	3,393,068.87	0.93%	8.068	356	79.71	659
Delaware	3	414,040.08	0.11%	8.806	355	81.40	618
District of Columbia	5	1,468,528.60	0.40%	8.235	357	80.00	633
Florida	217	45,235,652.91	12.43%	8.017	356	82.42	644
Georgia	29	3,800,534.28	1.04%	8.627	356	83.49	613
Hawaii	4	1,638,410.09	0.45%	7.352	357	80.00	659
Idaho	5	997,406.04	0.27%	7.854	356	82.24	601
Illinois	49	10,538,351.99	2.90%	8.081	350	80.68	656
Indiana	6	628,666.66	0.17%	9.426	349	89.22	593
Kentucky	2	243,189.93	0.07%	10.332	355	86.94	537
Louisiana	13	1,495,710.76	0.41%	8.852	356	83.03	617
Maine	6	1,296,807.64	0.36%	8.578	356	81.45	618
Maryland	58	16,412,797.86	4.51%	8.216	356	80.09	642
Massachusetts	51	13,337,053.51	3.66%	7.690	356	80.73	663
Michigan	8	1,233,489.15	0.34%	9.289	354	84.69	611
Minnesota	7	1,431,701.88	0.39%	8.061	356	84.21	645
Mississippi	6	884,121.01	0.24%	9.719	356	87.52	597
Missouri	3	264,264.60	0.07%	9.884	356	82.33	616
Montana	2	224,660.77	0.06%	9.106	356	84.00	599
Nebraska	2	353,594.59	0.10%	8.042	354	86.61	648
Nevada	24	5,099,530.51	1.40%	8.189	355	80.02	646
New Hampshire	3	644,646.74	0.18%	8.611	357	80.00	632
New Jersey	39	10,233,336.92	2.81%	8.199	356	81.71	641
New Mexico	3	318,898.41	0.09%	8.674	357	81.96	611
New York	125	42,894,025.52	11.79%	7.663	355	79.57	664
North Carolina	6	537,792.41	0.15%	9.812	356	88.18	581
Ohio	2	339,476.42	0.09%	9.347	357	80.00	646
Oklahoma	3	234,191.84	0.06%	9.219	356	82.39	602
Oregon	3	554,347.05	0.15%	7.149	357	80.00	651
Pennsylvania	14	2,116,832.60	0.58%	7.698	356	82.63	659
Rhode Island	3	758,537.12	0.21%	8.036	356	80.00	639
South Carolina	10	1,442,617.42	0.40%	9.317	356	86.55	579
Tennessee	20	2,471,592.79	0.68%	8.246	356	80.47	637
Texas	114	15,985,917.30	4.39%	8.545	351	81.96	627
Utah	3	789,940.93	0.22%	7.732	356	85.04	645
Virginia	47	12,792,472.23	3.52%	8.187	356	81.28	643
Washington	45	10,618,031.95	2.92%	7.571	356	82.63	662
West Virginia	3	463,306.23	0.13%	8.266	357	83.99	642
Wisconsin	2	362,054.07	0.10%	8.873	354	80.00	635
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	2	620,900.00	0.20%	6.126	356	73.41	769
3.000 - 3.499	3	854,763.89	0.27%	6.016	357	79.24	764
3.500 - 3.999	1	319,909.00	0.10%	6.825	356	80.00	766
4.500 - 4.999	1	202,419.50	0.06%	5.525	356	31.30	719
5.000 - 5.499	138	40,254,642.59	12.70%	7.046	356	79.51	666
5.500 - 5.999	189	50,903,573.20	16.06%	7.345	356	80.27	655
6.000 - 6.499	361	95,570,853.54	30.16%	7.745	356	80.29	659
6.500 - 6.999	248	71,032,961.04	22.42%	7.983	356	81.25	657
7.000 - 7.499	144	36,353,506.95	11.47%	8.299	356	82.61	641
7.500 - 7.999	80	20,749,566.50	6.55%	8.663	356	82.81	639
Total	1,167	316,863,096.21	100.00%	7.758	356	80.79	656

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	318,400.00	0.10%	7.125	356	80.00	743
5.000 - 5.499	2	717,971.11	0.23%	5.318	356	74.30	743
5.500 - 5.999	27	8,599,743.29	2.71%	5.789	356	76.94	726
6.000 - 6.499	48	15,138,889.28	4.78%	6.313	356	79.57	698
6.500 - 6.999	161	49,062,108.25	15.48%	6.772	356	80.53	688
7.000 - 7.499	167	47,999,709.61	15.15%	7.282	356	81.11	667
7.500 - 7.999	296	81,471,705.67	25.71%	7.767	356	80.45	651
8.000 - 8.499	176	44,195,304.19	13.95%	8.240	356	80.39	639
8.500 - 8.999	160	41,763,782.08	13.18%	8.716	356	80.84	632
9.000 - 9.499	62	13,821,585.76	4.36%	9.231	356	82.24	624
9.500 - 9.999	48	10,535,189.51	3.32%	9.739	356	85.40	600
10.000 -10.499	8	1,242,260.91	0.39%	10.168	356	85.13	576
10.500 -10.999	10	1,914,561.95	0.60%	10.647	356	91.57	572
11.000 -11.499	1	81,884.60	0.03%	11.125	356	100.00	637
Total	1,167	316,863,096.21	100.00%	7.758	356	80.79	656

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	2	717,971.11	0.23%	5.318	356	74.30	743
12.000 -12.499	28	8,918,143.29	2.81%	5.836	356	77.05	726
12.500 -12.999	48	15,138,889.28	4.78%	6.313	356	79.57	698
13.000 -13.499	163	49,503,003.88	15.62%	6.778	356	80.53	688
13.500 -13.999	166	47,650,643.67	15.04%	7.284	356	81.10	667
14.000 -14.499	300	82,375,377.78	26.00%	7.769	356	80.44	650
14.500 -14.999	173	43,538,613.59	13.74%	8.250	356	80.43	639
15.000 -15.499	160	41,782,755.27	13.19%	8.720	356	80.84	633
15.500 -15.999	63	14,170,348.61	4.47%	9.250	356	82.54	621
16.000 -16.499	45	9,828,642.27	3.10%	9.746	356	85.28	600
16.500 -16.999	10	1,506,235.03	0.48%	10.278	355	85.86	577
17.000 -17.499	8	1,650,587.83	0.52%	10.623	356	91.93	570
17.500 -17.999	1	81,884.60	0.03%	11.125	356	100.00	637
Total	1,167	316,863,096.21	100.00%	7.758	356	80.79	656

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	2	491,199.99	0.16%	7.457	355	80.00	726
2.440	1	339,714.01	0.11%	9.850	355	80.00	630
2.910	1	335,444.12	0.11%	8.990	357	80.00	646
3.000	1,062	285,144,546.21	89.99%	7.862	356	80.81	651
5.000	100	30,156,991.87	9.52%	6.772	356	80.64	704
5.010	1	395,200.01	0.12%	5.825	355	80.00	763
Total	1,167	316,863,096.21	100.00%	7.758	356	80.79	656

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,166	316,544,696.21	99.90%	7.759	356	80.79	656
2.000	1	318,400.00	0.10%	7.125	356	80.00	743
Total	1,167	316,863,096.21	100.00%	7.758	356	80.79	656

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
05/01/08	1	224,000.00	0.07%	8.375	350	80.00	647
06/01/08	1	174,602.13	0.06%	7.750	351	79.96	670
07/01/08	1	250,819.66	0.08%	7.375	352	80.00	605
08/01/08	2	505,115.24	0.16%	9.271	353	89.97	574
09/01/08	12	2,941,658.00	0.93%	8.831	354	79.05	626
10/01/08	119	29,764,976.71	9.39%	8.098	355	81.09	631
11/01/08	505	133,749,826.91	42.21%	7.990	356	80.62	644
12/01/08	275	76,126,332.19	24.02%	7.812	357	81.11	651
09/01/09	1	131,575.09	0.04%	10.020	354	95.00	546
10/01/09	2	481,653.97	0.15%	7.796	355	80.00	643
11/01/09	6	1,510,651.23	0.48%	8.008	356	78.63	627
12/01/09	10	3,191,699.76	1.01%	8.034	357	81.11	644
09/01/11	1	133,338.92	0.04%	10.500	354	85.00	527
10/01/11	10	2,379,822.60	0.75%	6.930	355	80.00	735
11/01/11	107	30,945,884.35	9.77%	7.103	356	80.41	703
12/01/11	68	20,508,722.47	6.47%	7.005	357	81.82	693
10/01/16	2	610,875.73	0.19%	6.346	355	80.00	735
11/01/16	27	7,957,275.12	2.51%	6.825	356	80.89	700
12/01/16	17	5,274,266.13	1.66%	6.792	357	77.42	702
Total	1,167	316,863,096.21	100.00%	7.758	356	80.79	656

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has Silent 2nd	1,105	291,087,831.30	79.99%	7.782	356	80.08	655
No Silent 2nd	493	72,834,632.56	20.01%	8.452	353	86.89	643
Total	1,598	363,922,463.86	100.00%	7.916	355	81.44	652

Group III Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$502,974,614	$14,882	$1,296,223
Average Scheduled Principal Balance	$278,965
Number of Mortgage Loans	1,803

Weighted Average Gross Coupon	7.917%	4.490%	14.625%
Weighted Average FICO Score	653	500	817
Weighted Average Combined Original LTV	82.23%	12.30%	100.00%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	355 months	174 months	358 months
Weighted Average Seasoning	4 months	2 months	18 months

Weighted Average Gross Margin	6.293%	2.500%	8.000%
Weighted Average Minimum Interest Rate	7.661%	4.490%	11.470%
Weighted Average Maximum Interest Rate	14.163%	10.990%	17.970%
Weighted Average Initial Rate Cap	3.329%	1.000%	5.000%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	3.000%
Weighted Average Months to Roll	35 months	2 months	117 months

Maturity Date		September 1, 2021	January 1, 2037
Maximum Zip Code Concentration	0.91%	91745

ARM	83.85%
Fixed Rate	16.15%

10/6 MO LIBOR	0.37%
10/6 MO LIBOR 40/30 Balloon	0.50%
10/6 MO LIBOR 50/30 Balloon	0.86%
10/6 MO LIBOR IO	5.17%
2/28 6 MO LIBOR	11.25%
2/28 6 MO LIBOR 40/30 Balloon	17.88%
2/28 6 MO LIBOR 50/30 Balloon	24.49%
2/28 6 MO LIBOR IO	6.19%
3/27 6 MO LIBOR	0.26%
3/27 6 MO LIBOR 40/30 Balloon	0.64%
3/27 6 MO LIBOR 50/30 Balloon	0.63%
3/27 6 MO LIBOR IO	0.52%
5/25 6 MO LIBOR	1.45%
5/25 6 MO LIBOR 40/30 Balloon	2.20%
5/25 6 MO LIBOR 50/30 Balloon	4.03%
5/25 6 MO LIBOR IO	7.26%
6 MO LIBOR	0.02%
7/23 6 MO LIBOR 50/30 Balloon	0.10%
Balloon 15/30	0.16%
Fixed Rate	11.38%
Fixed Rate 40/30 Balloon	2.24%
Fixed Rate 50/30 Balloon	1.57%
Fixed Rate IO	0.79%

Interest Only	19.93%
Not Interest Only	80.07%

Prepay Penalty: 0 months	30.73%
Prepay Penalty: 12 months	3.70%
Prepay Penalty: 24 months	44.51%
Prepay Penalty: 36 months	21.06%

First Lien	92.65%
Second Lien	7.35%

Full Documentation	22.64%
Limited Documentation	25.83%
NIVA	0.98%
No Documentation	2.27%
Stated Documentation	11.07%
Streamline Documentation	37.20%

Cash Out Refinance	43.14%
Purchase	54.19%
Rate/Term Refinance	2.68%

4 Units	0.09%
Condominium	6.04%
Duplex	7.17%
PUD	12.02%
Single Family	74.24%
Triplex	0.45%

Investor	1.53%
Primary	96.14%
Second Home	2.33%

Top 5 States:
California	53.36%
New York	9.94%
Florida	7.84%
New Jersey	4.48%
Texas	3.40%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	69	2,642,145.10	0.53%	10.130	341	83.88	611
50,000.01 - 100,000.00	363	29,487,845.11	5.86%	9.702	353	87.33	627
100,000.01 - 150,000.00	318	38,816,086.62	7.72%	9.544	351	88.64	634
150,000.01 - 200,000.00	163	28,118,740.51	5.59%	8.573	355	82.82	632
200,000.01 - 250,000.00	75	16,778,722.78	3.34%	8.090	356	80.17	644
250,000.01 - 300,000.00	95	26,108,841.96	5.19%	7.643	356	79.49	643
300,000.01 - 350,000.00	64	20,552,257.43	4.09%	7.658	356	80.82	650
350,000.01 - 400,000.00	57	21,235,005.04	4.22%	7.840	356	81.74	635
400,000.01 - 450,000.00	151	65,088,911.36	12.94%	7.485	354	79.80	659
450,000.01 - 500,000.00	159	75,547,687.51	15.02%	7.420	356	81.71	659
500,000.01 - 550,000.00	93	48,906,765.00	9.72%	7.491	356	81.91	665
550,000.01 - 600,000.00	71	40,935,644.75	8.14%	7.776	356	82.04	656
600,000.01 - 650,000.00	53	33,080,107.29	6.58%	7.571	356	84.21	673
650,000.01 - 700,000.00	30	20,283,113.45	4.03%	7.253	356	81.62	668
700,000.01 - 750,000.00	17	12,338,595.56	2.45%	8.274	356	83.79	653
750,000.01 - 800,000.00	6	4,659,578.51	0.93%	7.522	355	78.64	662
800,000.01 - 850,000.00	8	6,636,115.85	1.32%	7.159	356	75.13	652
850,000.01 - 900,000.00	1	880,000.01	0.17%	5.675	356	80.00	701
900,000.01 - 950,000.00	2	1,880,987.94	0.37%	8.126	356	80.00	659
950,000.01 - 1,000,000.00	2	1,945,542.85	0.39%	6.764	355	74.66	658
1,000,000.01 - 1,250,000.00	4	4,496,555.33	0.89%	6.912	356	79.63	699
1,250,000.01 - 1,500,000.00	2	2,555,363.88	0.51%	7.552	356	70.72	668
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	1	450,000.00	0.09%	4.490	356	49.18	790
4.500 - 4.999	3	1,510,889.99	0.30%	4.642	357	69.09	739
5.000 - 5.499	8	3,379,689.25	0.67%	5.311	356	73.14	733
5.500 - 5.999	70	34,074,241.13	6.77%	5.778	356	79.92	726
6.000 - 6.499	87	39,885,147.39	7.93%	6.255	356	80.90	712
6.500 - 6.999	158	60,674,252.72	12.06%	6.781	356	79.92	677
7.000 - 7.499	165	59,933,440.67	11.92%	7.271	355	80.76	662
7.500 - 7.999	275	95,337,843.55	18.95%	7.748	356	80.45	641
8.000 - 8.499	188	55,551,563.02	11.04%	8.276	356	80.51	632
8.500 - 8.999	208	56,096,883.52	11.15%	8.745	355	81.93	621
9.000 - 9.499	124	26,731,464.61	5.31%	9.248	356	83.35	613
9.500 - 9.999	130	24,580,883.51	4.89%	9.719	355	85.09	604
10.000 -10.499	60	8,785,707.14	1.75%	10.173	355	88.55	611
10.500 -10.999	160	18,445,188.95	3.67%	10.777	352	96.17	636
11.000 -11.499	145	16,559,127.95	3.29%	11.238	349	99.08	637
11.500 -11.999	3	237,521.09	0.05%	11.807	325	100.00	590
12.000 -12.499	13	555,183.19	0.11%	12.362	345	100.00	590
12.500 -12.999	3	112,669.64	0.02%	12.746	355	100.00	603
13.000 -13.499	1	42,940.73	0.01%	13.100	174	100.00	585
14.500 -14.999	1	29,975.79	0.01%	14.625	355	100.00	589
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
500-524	48	9,806,829.60	1.95%	9.297	356	76.22	513
525-549	34	9,056,517.76	1.80%	9.141	353	79.48	535
550-574	102	22,129,539.35	4.40%	8.876	351	83.21	563
575-599	230	45,371,495.73	9.02%	8.477	355	82.07	589
600-624	361	89,365,628.50	17.77%	8.423	355	81.91	614
625-649	318	88,841,131.63	17.66%	8.218	355	82.28	637
650-674	228	68,805,088.03	13.68%	7.966	355	83.01	662
675-699	167	55,934,981.23	11.12%	7.491	356	83.26	687
700+	315	113,663,402.01	22.60%	6.836	356	82.09	737
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	31	4,717,296.37	0.94%	7.172	330	41.53	652
50.00- 54.99	16	4,787,725.62	0.95%	7.705	356	52.69	623
55.00- 59.99	16	4,221,775.74	0.84%	6.489	356	57.98	670
60.00- 64.99	22	6,264,378.04	1.25%	7.033	353	62.85	677
65.00- 69.99	29	8,354,523.00	1.66%	7.409	352	67.24	629
70.00- 74.99	53	14,781,391.79	2.94%	7.118	356	72.28	642
75.00- 79.99	119	36,551,823.39	7.27%	7.369	356	77.31	652
80.00	802	268,293,508.72	53.34%	7.735	356	80.00	654
80.01- 84.99	31	11,119,363.95	2.21%	7.599	356	83.02	661
85.00- 89.99	98	30,851,460.24	6.13%	7.499	356	86.57	649
90.00- 94.99	111	38,923,859.90	7.74%	7.848	356	90.67	653
95.00- 99.99	132	36,770,622.04	7.31%	8.431	356	95.12	643
100.00	343	37,336,885.04	7.42%	10.627	351	100.00	661
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

CLTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	31	4,717,296.37	0.94%	7.172	330	41.53	652
50.00- 54.99	16	4,787,725.62	0.95%	7.705	356	52.69	623
55.00- 59.99	15	3,414,557.51	0.68%	6.144	356	57.66	677
60.00- 64.99	22	6,264,378.04	1.25%	7.033	353	62.85	677
65.00- 69.99	28	7,914,523.00	1.57%	7.407	352	67.15	627
70.00- 74.99	44	13,387,598.67	2.66%	7.075	356	72.23	636
75.00- 79.99	81	26,154,005.93	5.20%	7.235	355	77.24	650
80.00	64	23,204,301.33	4.61%	7.727	356	80.00	633
80.01- 84.99	32	11,606,863.95	2.31%	7.528	356	82.54	668
85.00- 89.99	96	31,822,000.23	6.33%	7.465	356	85.76	652
90.00- 94.99	121	43,650,939.24	8.68%	7.883	356	89.19	652
95.00- 99.99	174	53,439,459.51	10.62%	8.270	356	90.25	644
100.00	1,079	272,610,964.44	54.20%	8.119	355	82.70	657
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	24	2,404,116.89	0.48%	9.367	176	75.59	623
300	1	405,691.65	0.08%	7.625	295	80.00	649
359	1	544,044.69	0.11%	10.145	355	94.78	564
360	1,777	499,620,760.61	99.33%	7.908	356	82.25	653
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	24	2,404,116.89	0.48%	9.367	176	75.59	623
241-300	1	405,691.65	0.08%	7.625	295	80.00	649
301-360	1,778	500,164,805.30	99.44%	7.910	356	82.27	653
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	80	20,439,640.46	4.06%	7.414	354	79.09	668
20.01 -25.00	48	8,998,217.74	1.79%	8.016	354	82.64	642
25.01 -30.00	79	14,904,144.50	2.96%	8.015	356	80.40	635
30.01 -35.00	154	38,195,546.14	7.59%	7.675	356	82.95	661
35.01 -40.00	240	65,374,146.90	13.00%	7.882	356	82.14	653
40.01 -45.00	441	125,514,489.96	24.95%	7.928	355	82.35	656
45.01 -50.00	575	173,600,441.39	34.51%	8.188	356	83.03	648
50.01 -55.00	126	33,802,364.31	6.72%	7.900	354	81.94	638
55.01 -60.00	28	8,791,271.82	1.75%	7.875	347	81.67	619
60.01+	16	7,425,711.25	1.48%	5.693	356	77.65	729
None	16	5,928,639.37	1.18%	5.972	353	75.96	721
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,242	421,767,826.88	83.85%	7.665	356	81.23	654
Fixed Rate	561	81,206,786.96	16.15%	9.224	351	87.44	644
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/6 MO LIBOR	6	1,861,407.78	0.37%	7.773	356	86.14	691
10/6 MO LIBOR 40/30 Balloon	5	2,536,412.88	0.50%	6.360	357	79.00	715
10/6 MO LIBOR 50/30 Balloon	10	4,346,637.52	0.86%	6.902	356	81.72	676
10/6 MO LIBOR IO	56	26,004,389.00	5.17%	5.970	357	78.37	721
2/28 6 MO LIBOR	281	56,581,509.20	11.25%	8.611	356	82.78	630
2/28 6 MO LIBOR 40/30 Balloon	273	89,947,603.57	17.88%	8.263	356	80.33	620
2/28 6 MO LIBOR 50/30 Balloon	306	123,187,850.42	24.49%	7.868	356	81.23	640
2/28 6 MO LIBOR IO	88	31,154,724.83	6.19%	7.258	356	81.02	654
3/27 6 MO LIBOR	10	1,329,826.43	0.26%	8.611	355	83.13	629
3/27 6 MO LIBOR 40/30 Balloon	10	3,241,669.88	0.64%	8.490	356	80.82	612
3/27 6 MO LIBOR 50/30 Balloon	9	3,191,235.75	0.63%	7.727	356	82.39	632
3/27 6 MO LIBOR IO	7	2,606,837.28	0.52%	7.420	356	82.49	676
5/25 6 MO LIBOR	26	7,298,703.70	1.45%	7.218	357	82.59	706
5/25 6 MO LIBOR 40/30 Balloon	28	11,081,807.99	2.20%	7.188	356	84.07	703
5/25 6 MO LIBOR 50/30 Balloon	43	20,251,541.95	4.03%	7.102	356	82.28	707
5/25 6 MO LIBOR IO	82	36,527,517.18	7.26%	6.249	357	81.13	721
6 MO LIBOR	1	91,048.17	0.02%	10.345	356	95.00	561
7/23 6 MO LIBOR 50/30 Balloon	1	527,103.35	0.10%	5.750	357	80.00	771
Balloon 15/30	10	818,411.59	0.16%	11.238	175	98.19	621
Fixed Rate	473	57,256,917.05	11.38%	9.809	351	90.78	649
Fixed Rate 40/30 Balloon	40	11,265,517.35	2.24%	7.585	356	78.92	638
Fixed Rate 50/30 Balloon	25	7,900,622.70	1.57%	8.209	356	77.78	624
Fixed Rate IO	13	3,965,318.27	0.79%	7.040	356	80.37	641
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	246	100,258,786.56	19.93%	6.552	356	80.38	696
Not Interest Only	1,557	402,715,827.28	80.07%	8.257	355	82.69	642
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	484	154,577,232.20	30.73%	8.245	355	82.55	647
Prepay Penalty: 12 months	54	18,613,880.94	3.70%	8.164	355	80.66	655
Prepay Penalty: 24 months	920	223,857,993.00	44.51%	8.185	355	83.23	637
Prepay Penalty: 36 months	345	105,925,507.70	21.06%	6.829	355	79.94	693
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,448	466,005,012.76	92.65%	7.685	356	80.84	652
Second Lien	355	36,969,601.08	7.35%	10.836	351	99.72	657
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	530	113,869,891.03	22.64%	7.791	355	82.59	635
Limited Documentation	429	129,939,696.06	25.83%	7.615	355	83.04	646
NIVA	12	4,949,439.21	0.98%	6.113	357	88.21	716
No Documentation	26	11,431,879.44	2.27%	5.660	355	72.33	733
Stated Documentation	156	55,700,637.92	11.07%	8.057	356	78.69	636
Streamline Documentation	650	187,083,070.18	37.20%	8.347	356	82.96	667
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	672	216,976,334.12	43.14%	7.619	355	80.94	648
Purchase	1,085	272,541,793.17	54.19%	8.180	356	83.42	657
Rate/Term Refinance	46	13,456,486.55	2.68%	7.382	353	79.02	652
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4 Units	3	428,199.54	0.09%	10.237	356	98.69	675
Condominium	121	30,378,060.86	6.04%	7.663	356	82.50	669
Duplex	92	36,055,823.85	7.17%	7.910	356	82.69	665
PUD	202	60,466,380.08	12.02%	8.113	356	81.89	645
Single Family	1,376	373,385,937.28	74.24%	7.899	355	82.18	652
Triplex	9	2,260,212.23	0.45%	8.735	356	86.27	625
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	33	7,711,069.70	1.53%	8.355	356	86.36	673
Primary	1,735	483,558,283.81	96.14%	7.915	355	82.19	651
Second Home	35	11,705,260.33	2.33%	7.689	356	81.47	701
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	37	7,353,847.76	1.46%	8.401	353	77.99	610
Arkansas	2	127,715.80	0.03%	8.624	357	80.00	639
California	839	268,403,956.83	53.36%	7.776	355	82.93	664
Colorado	10	1,959,924.52	0.39%	7.558	356	80.26	626
Connecticut	12	3,583,454.05	0.71%	8.547	356	84.29	631
Delaware	5	777,528.97	0.15%	8.614	356	76.09	599
District of Columbia	5	2,132,577.84	0.42%	7.998	356	83.13	609
Florida	165	39,431,627.23	7.84%	8.094	356	80.79	636
Georgia	13	2,749,057.98	0.55%	8.286	356	81.96	634
Hawaii	4	1,938,536.60	0.39%	7.863	356	90.06	632
Idaho	4	609,509.19	0.12%	9.536	356	81.04	625
Illinois	30	9,843,483.65	1.96%	8.046	355	79.48	644
Indiana	10	1,036,837.89	0.21%	9.547	356	88.37	648
Kansas	1	76,072.44	0.02%	10.320	356	79.38	601
Kentucky	2	90,478.65	0.02%	11.082	319	92.04	576
Louisiana	23	2,414,656.91	0.48%	9.006	356	85.15	604
Maine	9	2,030,697.45	0.40%	6.669	339	70.84	675
Maryland	58	16,524,540.59	3.29%	8.153	356	81.74	632
Massachusetts	30	10,814,820.94	2.15%	7.531	353	81.52	647
Michigan	16	1,773,924.96	0.35%	8.855	355	82.40	603
Minnesota	3	537,663.58	0.11%	9.052	356	80.00	635
Mississippi	17	1,284,648.71	0.26%	9.206	354	83.97	585
Missouri	4	323,401.81	0.06%	9.707	356	92.10	636
Nebraska	1	113,726.48	0.02%	8.600	356	99.13	749
Nevada	17	6,082,193.39	1.21%	7.920	356	79.46	680
New Hampshire	3	517,327.91	0.10%	8.372	356	76.95	627
New Jersey	64	22,529,652.06	4.48%	8.067	356	83.59	645
New York	111	50,019,541.72	9.94%	7.680	356	80.53	653
North Carolina	6	1,016,094.86	0.20%	7.983	356	80.00	676
North Dakota	1	88,688.01	0.02%	10.620	354	93.68	604
Ohio	14	1,083,513.54	0.22%	9.424	356	84.93	593
Oklahoma	4	312,343.86	0.06%	9.300	356	83.91	611
Oregon	6	1,132,734.78	0.23%	7.261	356	87.29	700
Pennsylvania	28	2,669,558.13	0.53%	8.912	353	83.39	621
Rhode Island	2	599,946.56	0.12%	7.494	354	79.71	596
South Carolina	8	2,185,977.44	0.43%	8.387	356	87.27	661
South Dakota	1	62,898.04	0.01%	9.095	357	90.00	594
Tennessee	44	4,862,572.65	0.97%	8.415	350	83.70	623
Texas	137	17,077,762.61	3.40%	8.681	355	82.06	627
Utah	6	897,169.75	0.18%	8.034	356	87.50	601
Vermont	1	97,253.97	0.02%	8.390	356	75.00	636
Virginia	27	9,226,954.66	1.83%	8.073	356	80.44	635
Washington	20	6,264,933.85	1.25%	8.071	356	81.19	652
West Virginia	1	43,944.98	0.01%	11.375	350	94.84	570
Wisconsin	1	216,000.00	0.04%	8.250	356	80.00	690
Wyoming	1	54,860.24	0.01%	8.320	356	66.27	619
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	16	7,794,071.62	1.85%	5.532	357	74.88	716
3.000 - 3.499	12	5,476,659.66	1.30%	5.819	357	78.93	745
3.500 - 3.999	2	723,133.92	0.17%	6.354	357	80.00	746
4.000 - 4.499	2	1,121,181.77	0.27%	7.570	356	78.79	694
4.500 - 4.999	4	1,323,326.12	0.31%	6.451	356	72.77	680
5.000 - 5.499	144	53,885,988.75	12.78%	6.865	356	77.89	657
5.500 - 5.999	188	66,765,658.37	15.83%	7.269	356	81.20	658
6.000 - 6.499	301	105,938,515.87	25.12%	7.561	356	80.92	661
6.500 - 6.999	228	71,247,737.65	16.89%	7.965	356	81.58	648
7.000 - 7.499	177	58,232,172.85	13.81%	8.185	356	83.91	645
7.500 - 7.999	90	26,991,660.59	6.40%	8.662	356	82.62	631
8.000 - 8.499	78	22,267,719.71	5.28%	9.079	356	84.51	628
Total	1,242	421,767,826.88	100.00%	7.665	356	81.23	654

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	1	450,000.00	0.11%	4.490	356	49.18	790
4.500 - 4.999	3	1,510,889.99	0.36%	4.642	357	69.09	739
5.000 - 5.499	9	3,635,689.24	0.86%	5.488	356	73.63	722
5.500 - 5.999	69	33,817,057.71	8.02%	5.779	356	79.90	726
6.000 - 6.499	83	38,580,548.78	9.15%	6.274	356	80.98	713
6.500 - 6.999	128	50,976,985.31	12.09%	6.788	356	80.48	677
7.000 - 7.499	146	54,094,114.80	12.83%	7.269	356	81.41	665
7.500 - 7.999	232	84,244,122.01	19.97%	7.737	356	81.20	643
8.000 - 8.499	162	50,590,032.34	11.99%	8.279	356	80.63	631
8.500 - 8.999	173	51,292,860.12	12.16%	8.744	356	82.06	621
9.000 - 9.499	95	22,846,210.88	5.42%	9.249	356	83.09	609
9.500 - 9.999	83	19,943,189.82	4.73%	9.710	356	83.80	591
10.000 -10.499	30	4,598,272.41	1.09%	10.162	356	82.17	574
10.500 -10.999	23	3,687,509.56	0.87%	10.705	356	86.18	556
11.000 -11.499	5	1,500,343.91	0.36%	11.352	356	92.50	615
Total	1,242	421,767,826.88	100.00%	7.665	356	81.23	654

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.500 -10.999	1	450,000.00	0.11%	4.490	356	49.18	790
11.000 -11.499	3	1,510,889.99	0.36%	4.642	357	69.09	739
11.500 -11.999	8	3,379,689.25	0.80%	5.311	356	73.14	733
12.000 -12.499	69	33,817,057.71	8.02%	5.779	356	79.90	726
12.500 -12.999	81	37,864,229.08	8.98%	6.247	356	81.01	714
13.000 -13.499	129	51,402,188.97	12.19%	6.793	356	80.50	678
13.500 -13.999	147	54,870,492.74	13.01%	7.278	356	81.37	664
14.000 -14.499	233	83,843,539.95	19.88%	7.740	356	81.20	644
14.500 -14.999	166	51,477,067.10	12.21%	8.279	356	80.77	630
15.000 -15.499	170	50,260,514.64	11.92%	8.751	356	82.02	621
15.500 -15.999	97	23,179,456.41	5.50%	9.251	356	82.84	608
16.000 -16.499	79	19,406,829.22	4.60%	9.710	356	83.99	592
16.500 -16.999	31	5,086,862.71	1.21%	10.017	356	82.05	584
17.000 -17.499	23	3,718,665.20	0.88%	10.694	356	86.00	554
17.500 -17.999	5	1,500,343.91	0.36%	11.352	356	92.50	615
Total	1,242	421,767,826.88	100.00%	7.665	356	81.23	654

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	9	1,635,868.89	0.39%	8.993	356	83.79	604
2.000	3	869,208.58	0.21%	7.954	356	82.38	615
2.950	1	490,400.00	0.12%	7.550	355	80.00	661
3.000	1,069	347,089,261.20	82.29%	7.957	356	81.44	642
3.010	1	183,881.05	0.04%	9.970	356	80.00	601
3.030	1	77,923.57	0.02%	9.470	356	80.00	591
5.000	158	71,421,283.59	16.93%	6.205	357	80.17	718
Total	1,242	421,767,826.88	100.00%	7.665	356	81.23	654

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,241	421,595,826.88	99.96%	7.665	356	81.23	654
3.000	1	172,000.00	0.04%	7.750	354	80.00	585
Total	1,242	421,767,826.88	100.00%	7.665	356	81.23	654

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
05/01/07	1	91,048.17	0.02%	10.345	356	95.00	561
09/01/07	1	81,510.69	0.02%	8.900	342	80.00	627
03/01/08	1	156,300.12	0.04%	9.450	348	80.00	525
05/01/08	2	103,624.19	0.02%	10.163	350	86.29	620
06/01/08	2	865,373.05	0.21%	7.349	351	72.15	596
08/01/08	8	2,002,519.84	0.47%	8.608	353	78.92	597
09/01/08	18	5,513,500.22	1.31%	8.566	354	82.38	602
10/01/08	147	44,560,570.03	10.57%	8.275	354	80.34	623
11/01/08	467	153,539,398.56	36.40%	7.991	356	81.12	639
12/01/08	299	92,866,454.34	22.02%	8.040	357	81.87	632
01/01/09	3	1,182,436.98	0.28%	7.853	358	84.49	640
08/01/09	2	499,851.85	0.12%	7.805	353	80.00	717
09/01/09	4	1,138,206.60	0.27%	8.430	354	81.38	609
10/01/09	6	1,235,639.75	0.29%	8.027	355	80.76	605
11/01/09	16	4,951,041.84	1.17%	7.964	356	82.53	645
12/01/09	8	2,544,829.30	0.60%	7.910	357	82.30	630
09/01/11	1	440,000.00	0.10%	7.450	354	68.75	670
10/01/11	12	4,336,107.89	1.03%	6.986	355	80.05	694
11/01/11	82	33,079,114.98	7.84%	6.832	356	82.02	715
12/01/11	84	37,304,347.95	8.84%	6.564	357	82.40	714
12/01/13	1	527,103.35	0.12%	5.750	357	80.00	771
10/01/16	4	1,369,602.56	0.32%	6.966	355	74.92	737
11/01/16	32	14,812,558.06	3.51%	6.007	356	77.18	723
12/01/16	41	18,566,686.56	4.40%	6.319	357	81.22	705
Total	1,242	421,767,826.88	100.00%	7.665	356	81.23	654

Silent 2nd	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Has Silent 2nd	798	259,339,403.76	51.56%	7.742	356	79.82	656
No Silent 2nd	1,005	243,635,210.08	48.44%	8.103	354	84.80	649
Total	1,803	502,974,613.84	100.00%	7.917	355	82.23	653